UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BCB Bancorp, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

March 17, 2023

Dear Fellow Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of BCB Bancorp, Inc. The annual meeting will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, at 10:00 a.m., Eastern Time, on April 27, 2023.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of BCB Bancorp, Inc. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that shareholders may have.

The annual meeting is being held so that shareholders may vote upon the following matters: (i) the election of three directors; (ii) the ratification of the appointment of the independent registered public accounting firm for the fiscal year ending December 31, 2023; (iii) an advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement; and (iv) the approval of the BCB Bancorp, Inc. 2023 Equity Incentive Plan.

The Board of Directors has determined that approval of the matters to be considered at the annual meeting is in the best interests of shareholders. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” its proposed director nominees, as well as proposals (ii), (iii) and (iv) above.

On behalf of the Board of Directors, we urge you to sign, date, and return the enclosed proxy card in the postage-paid envelope, or vote by telephone or the Internet by following the instructions on the proxy card, as soon as possible even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own. Your cooperation is appreciated, since a majority of the common stock must be represented at the annual meeting, either in person or by proxy, to constitute a quorum for the conduct of business.

Thank you for your continued support of BCB Bancorp, Inc.

Sincerely,

Mark D. Hogan

Chairman of the Board

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

1 (800) 680-6872

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 27, 2023

Notice is hereby given that the Annual Meeting of Shareholders of BCB Bancorp, Inc. (the “Company”), will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 27, 2023, at 10:00 a.m., Eastern Time.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed, along with a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

The annual meeting is being held so that shareholders may vote on the following matters:

1.	The election of three directors;
2.	The ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
3.	An advisory, non-binding resolution with respect to the executive compensation described in this Proxy Statement;
4.	The approval of the BCB Bancorp, Inc. 2023 Equity Incentive Plan, and

such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on March 8, 2023, are the shareholders entitled to vote at the annual meeting or any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE NOW BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

If your broker holds your shares, they do not have the ability to cast votes with respect to the election of directors or the compensation of the Company’s named executive officers unless they have received instructions from you, as the beneficial owner of the shares. If your shares are held by a broker, it is important that you provide instructions to your broker so your vote is counted in the election of directors, the ratification of auditors, and in connection with the matter regarding the compensation of the Company’s named executive officers.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders: the Company’s Proxy Statement, Annual Report on Form 10-K, and proxy card are available online at www.investorvote.com/BCBP. If you need directions to attend the Annual Meeting and to vote in person, please call us at 1 (800) 680-6872.

By Order of the Board of Directors

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 17, 2023

IMPORTANT: THE PROMPT VOTING OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE OR YOU CAN VOTE BY TELEPHONE OR THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY MAIL, NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

BCB Bancorp, Inc.

595 Avenue C

Bayonne, New Jersey 07002

1 (800) 680-6872

ANNUAL MEETING OF SHAREHOLDERS

To be Held on April 27, 2023

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of BCB Bancorp, Inc. (the “Company”), to be used at the Annual Meeting of Shareholders, which will be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, on April 27, 2023, at 10:00 a.m., Eastern Time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about March 17, 2023.

At the annual meeting, shareholders will vote on the election of three directors, the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, an advisory, non-binding resolution with respect to the Company’s executive compensation described in this Proxy Statement, the approval of the BCB Bancorp, Inc. 2023 Equity Incentive Plan (the “2023 Equity Incentive Plan”) and such other matters as may properly come before the annual meeting or any adjournments thereof.

The Company has elected to prepare this Proxy Statement and other annual and periodic reports as a “smaller reporting company” consistent with the rules of the Securities and Exchange Commission.

RECORD DATE AND QUORUM

Holders of record of our common stock as of the close of business on March 8, 2023, our record date, are entitled to one vote for each share then held. As of the record date, we had 16,906,767 shares of common stock issued and outstanding. Holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting must be present at the annual meeting or represented by proxy for the transaction of business. This is called a quorum. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

In accordance with New Jersey law, a list of shareholders entitled to vote at the annual meeting will be made available at the annual meeting.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card being provided by the Board of Directors, as well as the Internet and telephone voting systems, each enables a shareholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD” a vote for the nominees being proposed. Under New Jersey law and the Company’s Restated Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

Therefore, the three nominees for director receiving the highest number of votes cast at the meeting will be elected as directors.

As to the ratification of the Company’s independent registered public accounting firm, by checking the appropriate box a shareholder may: (i) vote “FOR” the ratification of such firm; (ii) vote “AGAINST” the ratification of such firm; or, (iii) “ABSTAIN” from voting for or against the ratification of such firm. The affirmative vote of a majority of the votes cast is required for approval of the ratification of the Company’s independent registered public accounting firm.

As to the advisory, non-binding resolution with respect to the Company’s executive compensation as described in this proxy statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on the Company, or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company, or the Board of Directors.

As to the approval of the 2023 Equity Incentive Plan, by checking the appropriate box a shareholder may: (i) vote “FOR” the approval of the 2023 Equity Incentive Plan; (ii) vote “AGAINST” the approval of the 2023 Equity Incentive Plan; or (iii) “ABSTAIN” from voting for or against the approval of the 2023 Equity Incentive Plan. The affirmative vote of a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN”, is required for approval of the 2023 Equity Incentive Plan.

The Board of Directors will designate an inspector of elections who will count the votes at, and certify the results of, the annual meeting.

Regardless of the number of shares of common stock owned, it is important that holders of a majority of the shares of the Company’s common stock be represented by proxy or present in person at the annual meeting. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope, or by using the telephone or the internet by following the instructions on the proxy card. Shareholders mailing their proxy card are urged to indicate their vote in the spaces provided on the proxy card. PROXIES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS GIVEN ON THE PROXY. WHERE NO INSTRUCTIONS ARE INDICATED, SIGNED PROXIES WILL BE VOTED “FOR” EACH NOMINEE FOR DIRECTOR AND “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.

If your shares of common stock are held in “street name” by a broker, bank, or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted at the annual meeting. If you want to vote your shares of common stock held in “street name” in person at the annual meeting, you will have to get a legal proxy in your name from the broker, bank, or other nominee who holds your shares.

Participants in the 401(k) plan sponsored by BCB Community Bank, the Company’s principal operating subsidiary (the “Bank”), own shares of the Company’s common stock through that plan. They will have the right to direct the trustee how to vote the shares of the Company’s common stock allocated to their plan accounts in accordance with the terms of the 401(k) plan.

REVOCATION OF PROXIES

Shareholders who complete proxies retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and any adjournments thereof. Proxies may be revoked by sending written notice of revocation to the Company’s Corporate Secretary at the address shown above, the submission of a later-dated proxy or by voting in person at the annual meeting. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supersede all prior votes. The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Company’s Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Persons and entities who beneficially own in excess of 5% of the Company’s common stock are required to file certain reports with the Securities and Exchange Commission (“SEC”) regarding such beneficial ownership. A person or entity may be considered to beneficially own any shares of common stock over which the person or entity has, directly or indirectly, sole or shared voting authority. The following table sets forth, as of March 8, 2023, the shares of common stock beneficially owned by each person or entity who was known to us as the beneficial owner of more than 5% of the Company’s outstanding shares of common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)		Percent of Shares of Common Stock Outstanding
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	986,411	(2)	5.8%

MFP Partners, L.P. MFP Investors, LLC Jennifer Cook Price 909 Third Avenue, 33rd Floor New York, New York 10022	895,000	(3)	5.3%

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person or entity is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if such person or entity has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.
(2)	On a Schedule 13G filed with the SEC on February 10, 2023, Dimensional Fund Advisors LP reported sole dispositive and voting power with respect to 986,411 shares.
(3)	On an amendment to its Schedule 13G/A filed with the SEC on February 14, 2023, MFP Partners, L.P., MFP Investors LLC, and Jennifer Cook Price each reported shared dispositive and voting power with respect to 895,000 shares of the Company’s common stock. MFP Investors LLC is the general partner of MFP Partners, L.P., and Jennifer Cook Price is the managing director of MFP Partners, L.P. and the managing member and controlling person of MFP Investors LLC.

PROPOSAL I - ELECTION OF DIRECTORS

The Company’s Board of Directors is currently composed of 10 members and is divided into three classes, with one class of directors elected each year. The Company has determined to increase the size of the Board to 11 members effective as of the annual meeting. The Company’s directors are elected to serve for a three-year period and until their respective successors have been elected and qualify. Three directors will be elected at the annual meeting. The Board of Directors has nominated Robert Ballance, Ryan Blake, and James Rizzo for three-year terms as directors at the annual meeting. Each nominee of the Board of Directors has consented to being named in this Proxy Statement.

The following table sets forth certain information, as of March 8, 2023, regarding the composition of the Company’s Board of Directors, including the terms of office of Board members and information regarding the Company’s named executive officers and the executive officers of the Bank. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.

Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

Name	Position(s) Held With the Company or the Bank	Age at Record Date	Director Since(1)	Current Term Expires(1)	Shares Beneficially Owned(2)		Percent of Class(*)

NOMINEES

Robert Ballance	Director	64	2000	2023	216,537	(3)	1.28%
Ryan Blake	Chief Operating Officer, Corporate Secretary, and a Director of the Bank	32	--	--	22,820	(4)	*
James G. Rizzo	Director	63	2015	2023	182,272	(5)	1.08%

CONTINUING DIRECTORS

Judith Q. Bielan	Director	58	2000	2025	190,455	(6)	1.13%
James E. Collins	Director	74	2003	2025	261,738	(7)	1.55%
Thomas Coughlin	President, CEO and Director	62	2002	2024	450,815	(8)	2.67%
Vincent DiDomenico, Jr.	Director	57	2018	2024	217,090	(9)	1.28%
Mark D. Hogan	Chairman of the Board	57	2000	2025	674,398	(10)	3.98%
Joseph Lyga	Director	63	2000	2024	245,384	(11)	1.45%
John Pulomena	Director	67	2018	2025	50,060	(12)	*
Spencer B. Robbins	Director	70	2011	2024	151,259	(13)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Kenneth G. Emerson	Chief Strategy & Risk Officer	61	--	--	3,000	(14)	*
Jawad Chaudhry	Chief Financial Officer	41	--	--	--		*
David R. Garcia	Chief Lending Officer	59	--	--	1,000	(15)	*
Sandra Sievewright	Chief Compliance Officer	58	--	--	16,380	(16)	*
Wing Siu	Chief IT & Information Security Officer	63	--	--	--		*

All directors and executive officers as a group (16 persons)					2,681,608	(17)	15.86%

*	Less than 1%.
(1)	Includes service as a director of the Bank. Expiration of term reflects service as a director with the Company.
(2)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes shares underlying options that are exercisable within 60 days from the record date.
(3)	Mr. Ballance has sole voting and dispositive power over 204,614 shares, including 68,150 shares underlying options exercisable within 60 days from the record date, sole voting power but no dispositive power over 5,250 unvested restricted stock shares, shared voting and dispositive power over 3,275 shares with his spouse, and shared voting and dispositive power over 3,398 shares with his children.
(4)	Mr. Blake has sole voting and dispositive power over 22,820 shares, including 820 shares underlying options exercisable within 60 days from the record date.
(5)	Mr. Rizzo has sole voting and dispositive power over 173,922 shares, including 65,350 shares underlying options exercisable within 60 days from the record date, sole voting power but no dispositive power over 5,250 unvested restricted stock shares, and shared voting and dispositive power over 3,100 shares with his spouse.
(6)	Ms. Bielan has sole voting and dispositive power over 190,455 shares, including 68,150 shares underlying options exercisable within 60 days from the record date, sole voting power but no dispositive power over 5,250 unvested restricted stock shares, shared voting and dispositive power over 8,371 shares with her spouse, and shared voting and dispositive power over 77 shares with her children.

(7)	Mr. Collins has sole voting and dispositive power over 255,187 shares, including 56,150 shares underlying options exercisable within 60 days from the record date, sole voting power but no dispositive power over 5,250 unvested restricted stock shares, shared voting and dispositive power over 1,301 shares with his spouse.
(8)	Mr. Coughlin has sole voting and dispositive power over 448,565 shares, including 148,525 shares underlying options exercisable within 60 days from the record date, and sole voting power but no dispositive power over 2,250 unvested restricted stock shares.
(9)	Mr. DiDomenico has sole voting and dispositive power over 211,840 shares, including 46,150 shares underlying options exercisable within 60 days from the record date, and sole voting power but no dispositive power over 5,250 unvested restricted stock shares.
(10)	Mr. Hogan has sole voting and dispositive power over 667,160 shares, including 68,150 shares underlying options exercisable within 60 days from the record date, sole voting power but no dispositive power over 5,250 unvested restricted stock shares, and shared voting and dispositive power over 1,988 shares with his children.
(11)	Mr. Lyga has sole voting and dispositive power over 235,143 shares, including 68,150 shares underlying options exercisable within 60 days from the record date, sole voting power but no dispositive power over 5,250 unvested restricted stock shares, shared voting and dispositive power over 2,118 shares with his spouse, and shared voting and dispositive power over 2,873 shares with his child.
(12)	Mr. Pulomena has sole voting and dispositive power over 44,810 shares, including 33,650 shares underlying options exercisable within 60 days from the record date, and sole voting power but no dispositive power over 5,250 unvested restricted stock shares.
(13)	Mr. Robbins has sole voting and dispositive power over 145,809 shares, including 68,150 shares underlying options exercisable within 60 days from the record date, sole voting power but no dispositive power over 5,250 unvested restricted stock shares, and shared voting and dispositive power over 200 shares with his child.
(14)	Mr. Emerson has sole voting and dispositive power over 3,000 shares.
(15)	Mr. Garcia has sole voting and dispositive power over 1,000 shares.
(16)	Ms. Sievewright has sole voting and dispositive power over 16,380 shares, including 15,000 shares underlying options exercisable within 60 days from the record date.
(17)	Includes 706,395 shares underlying options exercisable within 60 days from the record date.

Biographical Information Regarding Nominees, Continuing Directors and Executive Officers

Set forth below is biographical information regarding the Company’s nominees, directors, and executive officers. For the individuals named below, all nominees are currently directors of the Company.

Nominees for Directors:

Robert Ballance has been a director of the Company since its founding in 2000. Prior to his retirement, Mr. Balance served as a Battalion Chief with the Bayonne Fire Department. Mr. Balance is the owner of a floor covering business located in Bayonne, New Jersey. Mr. Balance is a member of various clubs and civic organizations throughout the communities the Company serves. Currently, Mr. Balance serves as Chairman of the Company’s Budget Committee. With his lengthy experience as a businessman, community leader, civil servant, and as former director of the Bayonne Federal Credit Union, the Board of Directors believes Mr. Balance brings valuable support and insight as both a director of the Bank and the Company, as well as to the role of Budget Committee Chairman.

Ryan Blake serves as Senior Vice President, Chief Operating Officer, and Corporate Secretary of BCB Bancorp, Inc. and BCB Bank. Mr. Blake is also a Director of BCB Bank. Mr. Blake has been with the company since 2008 and has served in his current role since 2021. Prior to then, Mr. Blake served as the Company’s Vice President and Controller. Mr. Blake currently serves as a trustee on the board of the Bayonne Public Library, has served as a commissioner on the Zoning Board of the City of Bayonne, as Vice President for a chapter of Rotary International, and is a former director of the New Jersey Pride Chamber of Commerce. Mr. Blake is a graduate of the ABA Stonier Graduate School of Banking at the Wharton School at the University of Pennsylvania, holds Bachelor’s degrees in both Finance and in Economics from Kean University, and has earned a Master’s degree in Business Administration from Rutgers University.

James G. Rizzo has been a director of the Company since 2015. He currently serves as business liaison to the Board of Directors and has helped lead the Company’s expansion efforts throughout Bergen County, with four branches opening over the last six years. Mr. Rizzo serves as Chairman of the Company’s Investment and Capital Markets committees. In his role as Chairman of the Investment Committee, Mr. Rizzo has been active in overseeing the Company’s investment securities portfolio and its impact on asset liability management. As Chairman of the Capital Markets committee, Mr. Rizzo has been instrumental in the Company’s most recent common and preferred equity offerings. After having spent more than thirty years in a career focused on the high-yield bond markets, Mr. Rizzo is currently in the real estate management business. His career began at Drexel Burnham and included being designated as a Managing Director in positions held at firms such as Guggenheim Partners, Citicorp, and Fleet Bank. Mr. Rizzo’s most recent position was as a Managing Director at Dahlman Rose and Company, from which he retired.

Mr. Rizzo is a graduate of St. Peter’s University, where he earned a B.S. in Business Administration. He currently serves on the University’s Board of Regents, and on the Advisory Board of the University’s Business School. He is also a graduate of St. Peter’s Preparatory school, and is involved in planning the future of Saint Peter’s Preparatory School as a former member of the Board of Trustees. Mr. Rizzo is an active member of the Rutherford Planning Board and the Rutherford Economic Development Committee. He is also a Trustee of the Rutherford Public Library, as well as the Rutherford Library Foundation. Additionally, Mr. Rizzo serves on the Board of St. Dominic’s Academy in Jersey City, N.J.

Continuing Directors:

Judith Q. Bielan, Esq. is an attorney who has practiced law in New Jersey for over 30 years. In 1993 Ms. Bielan founded the law firm currently known as Bielan, Miklos & Makrogiannis, P.C., which handles all aspects of real estate, family law, contract disputes, and estate matters. She has represented various banking clients in commercial and residential real estate matters. Ms. Bielan brings to the Board of Directors experience in the areas of real estate, marketing, budgeting, public relations, and collections. She currently serves on the New Jersey State Legislative Committee and the Hudson County Bar Association Due Diligence and Family Law Committees. She continues to serve as a Vice President on the Hudson County Bar Foundation. In the past, Ms. Bielan has been court-appointed to serve as a Commissioner on the Hudson County Condemnation Board, and has served on the Hudson County Fee Arbitration Committee and Early Settlement Panel. In 2010, Ms. Bielan was named President of the Hudson County Bar Association. In 2005 she received the Hudson County Family Lawyer of the Year Award.

Throughout her career, Ms. Bielan continued to serve the New Jersey and Hudson County communities by volunteering as a Trustee on the Board of “Women Rising,” by coaching both boys’ and girls’ basketball at the Bayonne PAL, by teaching Jurisprudence at Montclair State University and Adult Education Classes at Bayonne High School.  From 2001 – 2010 she served on the Advisory Board and then as Vice Chair on the Board of Trustees of Holy Family Academy of Bayonne. In 2014, she was inducted into the Bayonne PAL Hall of Fame. Ms. Bielan’s legal experience and her service to the various organizations in her community lead to her appointment as a member of the Board of Directors at the Company’s founding. Ms. Bielan holds degrees from Montclair State College (now University) and Seton Hall University School of Law. Ms. Bielan currently serves as Chair of the Bank’s Site Committee.

James E. Collins James Collins has worked in the banking industry since 1972, and currently serves as a board member for the Bank and the Company. Mr. Collins was VP/Senior Lending Officer and Community Reinvestment Officer of the Bank when it opened in 2000. Prior to that, Mr. Collins was Senior Lender at First Savings and Loan Association, where he worked for 28 years. Mr. Collins retired from the Bank in 2010. Currently, he serves as Chairman of the Bank’s Loan Committee. In addition to chairing the Bank’s Loan Committee, Mr. Collins brings experience to the board that covers all phases of the lending process, as well as valuable experiences with CRA, regulatory reviews, appraisal functions, and compliance in the lending area. Through Mr. Collins’ experience and knowledge of the markets in which the Company operates, he provides referrals to management for new business, advice, and suggestions to both management and the board.

He has also served as Past President of Ireland’s 32 and as citywide Director for the Bayonne C.Y.O. sports programs. He has served as a Trustee and Treasurer for the Bayonne Education Foundation and was a member of the Directorate at Marist High School in Bayonne. Currently, he is a member of the Dorchester County Certified Emergency Response Team. Mr. Collins was educated at O.L.S.S. grammar school, Marist High School, and received a B.S from St. Peter’s College. Mr. Collins also attended graduate school at the National School of Banking and was a Certified Real Estate Appraiser and member of the Review Appraiser Society.

Thomas M. Coughlin is the President and Chief Executive Officer of BCB Bank and BCB Bancorp, Inc. Mr. Coughlin has been in the banking industry for over 38 years. He formerly served as Vice President of Chatham Savings Bank and before that as Controller and Corporate Secretary of First Savings Bank of New Jersey. Believing that Bayonne was underserved by community banks, Mr. Coughlin, along with the support of local investors founded Bayonne Community Bank in 2000. After ten years of success, Coughlin, the vigor behind the growth and success of BCB led the way for expansion with the integrations of Pamrapo Savings Bank, Allegiance Savings, and Indus American Bank.

Mr. Coughlin currently serves as the President of the Bayonne Chamber of Commerce, Executive Board Member of the Hudson County Chamber of Commerce, as well as an active member of Friends of Special Children and a Lifetime Rotarian, is the former Commissioner of the Bayonne Rent Control Board, past- President of the American Heart Association, and has served as Trustee of D.A.R.E. and the Bayonne P.A.L. Coughlin is also a member of the NJ Canna Business Association and the NJ Cannabis Association. Mr. Coughlin earned a Bachelor of Science degree from Saint Peter’s University, Jersey City and received his CPA designation in 1982. Mr. Coughlin is also the recipient of numerous awards and accolades from various organizations throughout New Jersey and New York in recognition of his service and dedication to the communities he serves.

Vincent DiDomenico, Jr. is the Founder and Managing Member of Delta Equity Management, L.L.C. et al developers of Commercial Real Estate in the New Jersey & New York Metropolitan Area. His real estate companies own and manage institutional-grade commercial real estate assets. Mr. DiDomenico has been a Director of the Bank and the Company since May 2017, where he serves on the Loan, Compensation (Chairman), and Law Committees. He also served on the Board of Trustees, as well serving as a past two-term (2003-2005 & 2009-2011) Vice President and a past two-term (2006-2008 & 2011-2013) President, of the New Jersey Self Storage Association (NJSSA). Mr. DiDomenico is also a former Board of Trustee Member of St. Peter’s Preparatory School and a former Board of Trustee Member of Far Hills Country Day School. Prior to founding his current companies, Mr. Di Domenico was distinguished as a Deming Scholar from the Gabelli School of Business at Fordham University where he earned an MBA in Finance and Statistics, with a concentration in International Business Studies. He also currently serves on the Capital Campaign Committee at The Delbarton School and has served as Co-Chairman of the Far Hills Country Day School Capital Campaign Committee as well as the Board of Governors for the Archdiocese of Newark, C.Y.O. & Young Adult Ministries. He is a graduate of St. Peter’s Preparatory School (1984) and graduate of Villanova School of Business where he received a B.S. degree in Finance (1988).

Mark D. Hogan, C.P.A. is a certified public accountant with an office located in Bayonne, NJ and Naples, FL. Mr. Hogan is a registered financial representative and has earned the following licenses and designations: NASD Series 7, 24, 63 and 66; Mr. Hogan served on the Board of Trustees for the St. Peter’s Preparatory School. Currently, Mr. Hogan serves on the Board of Trustees for the Count Basie Theatre, where he is the Chairman of the Finance Committee and member of the Executive Committee. Because of Mr. Hogan’s extensive professional experience, his achievements and his aforesaid licenses and designations, he is deemed well-qualified to serve as Chairman of the Company’s Board of Directors. Mr. received a B.S. in Finance from Pace University.

Joseph Lyga Joseph Lyga has served as an Independent Director of the Company since its founding in 2000. Mr. Lyga has been a self-employed contractor and consultant in computer technology, security, network and systems design for the last 39 years. Mr. Lyga attended Jersey City State College and continued his education at the Chubb Institute for Technology. Studying computer programming, as a computer technician, and in computer network design. Mr. Lyga has obtained several certifications in the computer science field such as those in cybersecurity, Network+, Security+, IT security, Cisco, and as an Ethical Hacker. Mr. Lyga’s dedicated service and his extensive business background in Information Technology provides the Board of Directors with desired insights into the field of information technology. Mr. Lyga is also a member of several clubs and civic organizations.

John Pulomena has been the County Administrator of Middlesex County, New Jersey, for the past 13 years. As County Administrator for Middlesex County, considered the second largest county in the state, Mr. Pulomena is responsible for the development and management of a $500 million annual budget, supported by a workforce of over 2,000 employees. In this capacity, Mr. Pulomena is responsible for developing the strategic plans for sustained economic growth, critical investments in the county’s infrastructure, and enhancing the quality of life for its 825,000 residents through key programs and services. Mr. Pulomena was employed by AT&T for over 22 years, including five years at AT&T Bell Laboratories in software development and 17 years at AT&T corporate in various roles including marketing & sales, government affairs, as Financial Controller, and as Director of the Customer Network Operation Centers. Mr. Pulomena was a Middlesex County Freeholder for 10 years, Council President for the Borough of South Plainfield for nine years, and Chairman of the Middlesex County Planning Board for five years. Mr. Pulomena is a graduate of the City University of New York, where he received a B.S. degree in Computer Science with a minor in Mathematics. Mr. Pulomena currently serves as Chairman of the Company’s Audit Committee.

Spencer B. Robbins is the Managing Director of the Law firm of Robbins & Robbins, Esqs. Located in Woodbridge, New Jersey for the past 38 years.  The firm is full-service law office, with a specialty in litigation. Mr. Robbins was a founding member of Allegiance Community Bank which he served as Chairman of the Board of

Directors until it merged with BCB Community Bank in 2011. Mr. Robbins previously served as the Chief Judge of Woodbridge Township, and served as the Judge for the South Plainfield and Sayreville Municipal Courts. Mr. Robbins has also been involved with many clients in the real estate development process and is active in other business development. Mr. Robbins also serves as Chairman of the Bank’s Legal Committee.

Executive Officers who are not Directors:

Jawad Chaudhry, C.F.A., serves as Senior Vice President, Chief Financial Officer of BC Bank and BCB Bancorp. Mr. Chaudhry has extensive corporate finance and advisory experience from working both in regional banking and on Wall Street. Most recently, Mr. Chaudhry served as Executive Vice President and Head of FP&A, Corporate Finance & Strategy department at NJ-based $28bn asset-size Investors Bank. Since joining the Bank in 2015, Mr. Chaudhry had been responsible for leading a number of initiatives that included M&A, Strategic Planning, Budgeting/Forecasting, Enterprise-wide Stress Testing, Capital Planning, CECL Program / Model implementation, and Profitability Reporting. Prior to joining Investors Bank, Mr. Chaudhry spent majority of his career on Wall Street where he worked in the FIG Investment Banking departments at Lehman Brothers, Barclays Capital, and Jefferies. Additionally, Mr. Chaudhry also served on the Morris County Chamber of Commerce (MCCC) Board and was a member of MCCC’s Investment Committee.

Mr. Chaudhry graduated Summa Cum Laude from Franklin & Marshall College where he earned his Bachelor’s degree in Mathematics and Economics with concentration in Finance. Mr. Chaudhry also holds a Chartered Financial Analyst certification.

Kenneth G. Emerson is Senior Vice President and Chief Strategy and Risk Officer of the Company and the Bank. He has 35 years of New Jersey banking experience, most recently at Blue Foundry Bank where for over 17 years he acted in several capacities including Chief Information Officer, Chief Risk Officer and Chief Operations and Strategy Officer. Previous to those roles, he worked at FinPro, Inc., providing consulting services to the banking industry in strategic planning, mergers and acquisitions, market feasibility, CRA, and asset/liability management. Prior to FinPro, he worked in various accounting roles at Summit Bank, Valley Savings Bank, Howard Savings Bank, and Carteret Savings Bank. He received his CPA designation from the State of New Jersey in 1996.

David Garcia is Senior Vice President and Chief Lending Officer of BCB Bank. Mr. Garcia has been in the finance industry for over 25 years, serving at both New Jersey banks as well as Investment Banks. Immediately prior to joining BCB, he served for over 11 years in various senior capacities at Oritani Bank, most recently as Executive Vice President of the Bank’s private REIT, Oritani Asset Corp., as well as Managing Director of Oritani Finance Co. Previously, he served at UBS Investment Bank in the Global Commercial Real Estate/CMBS Group for nearly a decade in capacities of progressive responsibility, culminating as a Director leading the proprietary acquisition of credit-tenant assets nationwide. Prior to UBS, Mr. Garcia served as Associate Director within the real estate finance group at Daiwa Securities. A lifelong resident of Rockland County, NY, Mr. Garcia holds a B.S. from Dominican College and an MBA from Fairleigh Dickinson University. He is the 2019-2021 Chairman of the Real Estate Board of New York Finance Committee, and is active in a number of industry organizations.

Sandra L. Sievewright is Chief Compliance Officer of the Bank. She has been in the banking industry for over 30 years. Ms. Sievewright’s diverse experience includes management positions in compliance, bank secrecy, community reinvestment, marketing, security, branch administration, operations and residential lending. She joined the Bank in May 2014. From July 2013 to May 2014, Ms. Sievewright was the Senior Vice President and BSA/Compliance Officer of First Commerce Bank in Lakewood, New Jersey. From October 2005 to July 2013, Ms. Sievewright was the Senior Vice President and Compliance Officer of Bogota Savings Bank in Teaneck, New Jersey.

Wing Siu, is Senior Vice President, Chief IT & Information Security Officer of the Bank. He joined the Bank in 2013 with over 20 years of experience in information technology and security. Mr. Siu is responsible for aligning IT and Bank strategies, planning, resourcing, and managing the delivery of IT services, and solutions to support the Bank’s enterprise objectives. Prior to joining the Bank, Mr. Siu was the Chief Information Security Officer of Sterling National Bank (“SNB”), and the IT Director of Sterling National Mortgage Company, a subsidiary of SNB. Mr. Siu is CISSP, CISM, and CISA certified.

Board Independence

The Board of Directors has determined that, as of December 31, 2023, except for Mr. Coughlin, each member of the Board of Directors is an “independent director” within the meaning of The Nasdaq Stock Market LLC (“Nasdaq”) corporate governance listing standards. Mr. Coughlin is not considered independent because he is the President and Chief Executive Officer of the Company and the Bank.

The Board of Directors has also determined that each member of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Board of Directors meets the independence requirements applicable to each committee as prescribed by the Nasdaq Marketplace Rules, the SEC, and the Internal Revenue Service. In determining the independence of each director, the Board of Directors, except as noted below, did not consider any transactions not required to be reported under the section herein entitled “Related Party Transactions.”

Board Leadership Structure and Risk Oversight

The Company separates the principal executive officer and board chair positions to provide a higher degree of independence and transparency between the Board of Directors and management. This leadership structure has been in place since the incorporation of the Company. The Board of Directors believes that this leadership structure is most appropriate given the Company’s conservative risk profile, the Board of Directors’ role in monitoring the Company’s execution of its strategic plan, and the risk elements associated with such execution.

The Board of Directors monitors the Company’s risk profile through a number of departments within the Bank, as well as independent contractors, to monitor, measure and advise of certain risk parameters of the Company and the Bank, such as interest rate risk, credit risk, cybersecurity risk, liquidity risk, compliance risk, economic risk, operational risk, strategic risk, concentration risk, risks related to the regulation of the Company’s industry, and risks related to the Company’s common stock. Reports assessing the Company’s and the Bank’s risk profiles are provided to management, to the appropriate sub-committee(s) and/or committees of the Board and to the full Board of Directors.

Given the increasing, critical nature of information technology and cybersecurity risks, the Bank has a dedicated IT Committee comprised of three independent directors and whose chair has over 35 years of IT-related experience. The Bank’s Chief IT & Information Security Officer has over 20 years of information technology and security experience and is CISSP, CISM, and CISA certified.

The Bank’s external and internal auditors frequently audit and review its information technology and cybersecurity areas. The Bank also contracts with third-party vendors to perform external penetration testing and internal vulnerability assessments, among other tasks.

Presentations are made by the Bank’s IT Department and/or IT Committee to the full Board of Directors regarding cybersecurity risk on at least a quarterly basis. The Bank’s IT Department and Risk Department also hold quarterly information technology and cybersecurity meetings with officers of the Bank. Executive officers and officers from each department are in attendance. Additionally, the Bank conducts annual information security/physical security/compliance training sessions with all employees.

Compliance training is provided to the full Board of Directors in order to provide better understanding of the aforesaid risks and the Board’s role in managing same. Given the independent roles both the Board and management have in monitoring the Company’s risk, the Company believes that its current leadership and reporting structures are well-positioned to identify and mitigate risks as they may arise.

Meetings and Committees of the Board of Directors

The Company’s Board of Directors meets on a monthly basis and may hold additional special meetings, as needed. The Company’s standing committees include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Bank’s other committees include a joint Asset Liability/Enterprise Risk Management Committee (which meets quarterly), a Budget Committee, an Information Technology Committee, an Investment Committee, a Legal Committee, and a Loan Committee.

During the year ended December 31, 2022, the Board of Directors of the Company held 12 regular meetings. No director attended fewer than 75% of the total number of board meetings held and the total number of committee meetings held in which he or she served during 2022, in the aggregate. The Company does not have a written policy regarding director attendance at annual meetings of shareholders. At last year’s annual meeting, all directors of the Company were in attendance except for Ms. Bielan and Mr. Pulomena.

Code of Ethics

The Company has adopted a code of ethics that is applicable to the Company’s officers, directors, and employees, including the Company’s Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or Controller, and/or persons performing similar functions. The Company’s Code of Ethics has been filed as an exhibit to the Annual Report on Form 10-K.

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is a joint committee of the Company and the Bank. The Nominating and Corporate Governance Committee consists of Directors Bielan, Collins, Lyga, and Robbins. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Company’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee and this charter has been posted to the Company’s website at www.bcb.bank. For the year ended December 31, 2022, the Nominating and Corporate Governance Committee met seven times.

The functions of the Nominating and Corporate Governance Committee include the following:

●	To lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval at the Company’s annual meeting. The Committee may establish criteria for service as a director. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. In addition, the Committee shall adopt procedures for the submission of recommendations by stockholders as it deems appropriate. The Committee shall conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates.
●	To review and monitor compliance by the Board and its Committees with Nasdaq listing standards for independence and other requirements.
●	To make recommendations to the Board regarding the size and composition of the Board, and to develop and recommend to the Board criteria (such as independence, experience relevant to the needs of the Company, leadership qualities, diversity, and stock ownership) for the selection of individuals to be considered for election or re-election to the Board.
●	To review the Board’s Committee structure and recommend to the Board for its approval directors to serve as members of each Committee or a process for such selection. The Committee shall review and recommend Committee slates annually and shall recommend additional Committee members to fill vacancies as needed.

●	To develop and recommend to the Board for its approval a set of corporate governance guidelines. The Committee shall review the guidelines on an annual basis, or more frequently if appropriate, and recommend changes as necessary.
●	To develop and recommend to the Board for its approval an annual self-evaluation process for the Board and its Committees. The Committee shall oversee the annual self-evaluations.
●	To develop and recommend to the Board continuing education guidelines for directors.
●	Review, evaluate and recommend succession planning and management development for executive officers, including the CEO, President, COO, and CFO, CLO, CCO and CRO.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining new perspectives. If a vacancy occurs on the Board of Directors and the Board determines to fill that vacancy, the Board of Directors does not re-nominate a current member for re-election, or the size of the Board of Directors is increased, the Nominating and Corporate Governance Committee would solicit suggestions for director candidates from all board members. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees. In such situations, the Nominating and Corporate Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

●	has the highest personal and professional ethics and integrity and whose values are compatible with the Company’s;
●	has experience and achievement which demonstrates exceptional business ability and judgment;
●	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;
●	is familiar with the communities in which we operate and is actively engaged in community activities;
●	is involved in other activities or interests that do not create a conflict with their responsibilities to the Company;
●	if the Board determines to nominate or appoint a diverse director, meaning an individual who self-identifies as female, an underrepresented minority, or LGBTQ+, whether such candidate is diverse; and,
●	has the capacity and desire to represent the balanced, long-term interests of all of the Company’s shareholders as a group, and not a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and, if a nominee is sought for the Company’s Audit Committee, the financial and accounting expertise of a candidate.

On August 6, 2021, the SEC voted to approve new listing rules submitted by Nasdaq to advance board diversity through a “comply or disclose” framework and enhance transparency of board diversity statistics. One of the components of these rules is that the Company is required to either include on its board of directors, or publicly disclose why the board does not include, two “Diverse” directors. Currently, under this rule, the Company must have, or explain why it does not have, one Diverse director. By December 31, 2025, the Company must have, or explain in its proxy materials or on its website why it does not have, at least two Diverse directors. As disclosed below, the Company already has two Diverse directors.

Although the Nominating and Corporate Governance Committee and the Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying a director nominee, if a vacancy occurs on the Board of Directors and the Board determines to fill that vacancy, or the Board of Directors does not re-nominate a current member for re-election, the Nominating and Corporate Governance Committee may prioritize diversity in the director identification process. As an example, the Board of Directors decided to increase its size by one director effective as of this year’s annual meeting, and the Nominating and Corporate Governance Committee has recommended and the Board has nominated Ryan Blake, Chief Operating Officer and Corporate Secretary, for election, who self-identifies as LGBT+ and therefore is a Diverse director. Mr. Blake is also a Director of BCB Bank.

As stated above, our Board seeks very highly qualified individuals with very relevant skill sets to fill any vacancy on our Board. Due to so many companies currently seeking to add Diverse directors to their boards, finding qualified candidates who are Diverse is extremely competitive. Therefore, even though we may prioritize finding a Diverse director, we may not be able to find a qualified candidate who is considered Diverse as defined by the Nasdaq listing rules.

While the attributes above are always considered in the identification process, the Nominating Committee and the Board of Directors will also evaluate a potential director nominee’s personal character, community involvement, and willingness to serve so that he or she can help further the Company’s and the Bank’s role and mission as a community-based financial institution.

Director Qualification and Diversity Matrices

The members of the Board have a diversity of experience and a wide variety of backgrounds, skills, qualifications, and viewpoints that strengthen their ability to carry out their oversight role on behalf of our stockholders. The following matrices are provided to illustrate the knowledge, skills, diversity, and experience of those directors that serve on our Board. The Nominating Committee of the Company’s Board has reviewed the qualifications of those directors nominated to stand for election at this year’s annual meeting. The Nominating Committee believes that the following qualifications and professional attributes of each nominee are critical to the way in which the Company executes on its Corporate Governance duties. The qualification matrix does not encompass all of the knowledge, skills, and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. However, a mark indicates a specific area of focus or expertise that the director brings to our Board. More information on each director’s qualifications and background can be found in the director biographies above. We regularly review the attributes required of Board members in order to better facilitate our long-term goals and operational performance, enhance our corporate culture and promote diversity and inclusiveness at our company.

Director Nominee Qualification Matrix

Area of Expertise	Ballance	Blake	Rizzo
Accounting/Finance		X	X
Business Generation	X	X	X
Community Reinvestment Act		X
M&A Transactions	X	X	X
Real Estate Transactions		X	X
Regulatory Insight		X

The matrix above refers to those directors standing for election at this year’s annual meeting.

Director Diversity Matrix

Category	Ballance	Bielan	Blake	Collins	Coughlin	DiDomenico	Hogan	Lyga	Pulomena	Rizzo	Robbins
Gender	M	F	M	M	M	M	M	M	M	M	M
Race/Ethnicity*	C	C	C	C	C	C	C	C	C	C	C
LGBT+	N	N	Y	N	N	N	N	N	N	N	N

* “C” refers to Caucasian

Consideration and Procedures for Shareholder Recommendations for the Nomination of Directors

It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. Consequently, the Company’s Board of Directors has adopted procedures for the submission of director nominees by shareholders. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary, BCB Bancorp, Inc., 595 Avenue C, Bayonne, NJ 07002. The Corporate Secretary must receive said submission at least 90 calendar days before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

The submission must include the following information:

●	The name of the person recommended as a director candidate;
●	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
●	the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
●	a statement of the candidate’s business and educational experience;
●	a statement detailing any relationship between the candidate and any of the Company’s customers, suppliers or competitors;
●	as to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock;
●	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person; and,
●	proof that the person making the recommendation is herself, himself, or itself a shareholder.

The Corporate Secretary has not received any shareholder recommendations for nominations to the Board of Directors at the Company’s upcoming annual meeting.

THE AUDIT COMMITTEE

The Audit Committee is a joint committee of the Company and the Bank. As of December 31, 2022, the Audit Committee consisted of Directors Lyga, Hogan, and Pulomena. Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under SEC Rule 10A-3. The duties and responsibilities of the Audit Committee include, among other things:

●	Evaluate the Company’s compliance with, and the effectiveness of, administrative operating policies, procedures, accounting and internal control systems;
●	Evaluate the Company’s compliance with established lending policies and underwriting standards for loans by review of an internal audit report generated at least annually;
●	Review all significant accounting changes.
●	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.
●	Review the annual audited financial statements with management and the independent accountants, including the adequacy of internal controls that could significantly affect the Company’s financial statements;
●	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q and its annual report on Form 10-K;
●	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	Review and approve the audit plan of the internal auditors, including the extent to which the planned audit scope relates to identifying weaknesses in internal controls and review of the Company’s procedures and controls;
●	Review the regular reports prepared by the internal auditor, external loan review firm, independent auditor and management’s responses and/or corrective actions;
●	Discuss with the independent auditor the matters required to be discussed relating to the conduct of the audit;
●	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter;
●	Receive periodic reports from the independent auditor regarding the auditor’s independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditor;
●	Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995, regarding required disclosures of corporate fraud to management, the Committee and the Board, has not been implicated;
●	Be directly responsible for the appointment, retention and termination of the independent auditor, and annually evaluate the performance of the independent auditor, and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor;
●	Approve the fees to be paid to the independent auditor and pre-approve all audit and non-audit services provided by the independent auditor;
●	Review the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
●	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; Report any violations of the whistleblower policy to the Board.

The Audit Committee met seven times during 2022. The Board of Directors has adopted a written charter for the Audit Committee and this charter has been posted to the Company’s website at www.bcb.bank. The Committee reports to the Board of Directors on its activities and findings.

The Chairman of the Audit Committee is Mr. Pulomena. The Board of Directors believes that Mr. Pulomena qualifies as a “financial expert,” as that term is defined in the rules and regulations of the SEC. Mr. Pulomena is independent, as independence for Audit Committee members is defined in the Nasdaq corporate governance listing standards.

Audit Committee Report

In accordance with SEC regulations, the Audit Committee has prepared the following report. As part of its ongoing activities, the Audit Committee has:

●	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022;
●	Discussed with the independent registered public accounting firm, with and without management, the results of its examination, its evaluation of the Company’s internal controls, the overall quality of the Company’s financial reporting and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and,
●	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, to be filed with the SEC. In addition, the Audit Committee approved the appointment of Wolf & Company, P.C., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee:

John Pulomena (Chairman)

Joseph Lyga

Mark D. Hogan

THE COMPENSATION COMMITTEE

During the year ended December 31, 2022, the Compensation Committee met three times to determine the Company’s compensation programs and adjustments. The Compensation Committee of the Company, as of December 31, 2022, consisted of Directors DiDomenico, Lyga, and Robbins. Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Mr. Coughlin does not participate in the Board of Directors’ determination of his compensation as Chief Executive Officer or President. The Board of Directors has adopted a written charter for the Compensation Committee and this charter has been posted to the Company’s website at www.bcb.bank.

Roles and Responsibilities. The primary purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to the compensation and benefits provided to the Company’s executive management, and in that connection, it is authorized to review, evaluate and recommend various benefit plans and overall compensation for the Company and the Bank. Direct responsibilities include, but are not limited to:

●	Establishing, reviewing, and modifying from time to time, as appropriate, the overall compensation philosophy of the Company;
●	Evaluating and recommending goals and objectives relevant to the compensation of the Chief Executive Officer and certain other executive officers, and evaluating the performance of certain executive officers in light of those goals and objectives;
●	Administering and having discretionary authority over the issuance of equity awards to employees and directors under the Company’s active shareholder-approved incentive plans;
●	Reviewing, evaluating, and recommending the compensation level of the Chief Executive Officer;
●	Reviewing, evaluating and recommending compensation levels of certain other key executive officers; and,
●	Reviewing, evaluating and determining the compensation (including stock options, restricted stock awards, retainers, fees, etc.) to be paid to directors of the Company and the Bank and of affiliates of the Company for their service on the Board(s).

The Compensation Committee reviews, evaluates and recommends to the full board the compensation paid to the Chief Executive Officer and certain other members of executive management, which compensation may include both equity and non-equity compensation. The performance of the Chief Executive Officer and certain other members of executive management is reviewed annually by the Compensation Committee. Performance evaluations are generally measured on criteria applicable to executive management as a whole and may include specific responsibilities of each member of executive management. While strict numerical formulas are not necessarily used to evaluate the performance of the Company’s executive management team, criteria considered may include earnings, return on equity, return on assets, asset quality, capital management, risk management, franchise expansion, corporate governance, expertise, general management skills, and each executive’s contribution to the Company’s successful operation. These criteria are evaluated not only on current-year performance, but may also be evaluated on the trend of performance over the past several years and within the context of unusual operating and performance circumstances. The Committee also takes into consideration factors outside the control of management, such as the state of the economy, the interest rate environment, regulatory mandates, and competition.

Except for the Company’s President and Chief Executive Officer and Chief Operating Officer and Corporate Secretary, members of executive management generally are not engaged directly with the Compensation Committee in setting the amount or form of their compensation or director compensation. However, as part of the annual performance review for certain members of executive management other than the Chief Executive Officer, the Compensation Committee considers the Chief Executive Officer’s perspective on those members of the executive management team’s individual performance. In addition, the Compensation Committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of the Bank’s tax-qualified retirement plans and health and welfare plans. The Compensation Committee also reviews, evaluates and determines the form and amount of compensation paid to the Company’s directors.

The Compensation Committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee reviews, evaluates and recommends to the full Board the compensation paid to the Chief Executive Officer and certain other members of executive management, which compensation may include both equity and non-equity compensation. None of the members of the Compensation Committee was an officer or employee of the Company or the Bank during the fiscal year ended December 31, 2022, or is a former officer of the Company or the Bank.

During the fiscal year ended December 31, 2022: (i) no executive of the Company or the Bank served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company; (ii) no executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company; and, (iii) no executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Company or the Bank.

Compensation Discussion and Analysis

Compensation Objectives. Our compensation objectives begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions, and the incentives we provide such persons to successfully implement our business strategy and other corporate objectives. The overall objectives of our compensation program are to retain, motivate, and reward employees and officers (including Named Executive Officers, as defined below) for performance, and to provide competitive compensation to attract talent to our organization. We recognize that we operate in a competitive environment for talent. Therefore, our approach to compensation considers a range of compensation techniques as we seek to attract and retain key personnel.

We intend to base our compensation decisions on four basic principles:

●	Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.
●	Aligning with Shareholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interest with the interests of our shareholders.
●	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit, and individual targets that contribute to our earnings within risk tolerance.
●	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.
●	We believe that we can achieve the objectives of our compensation philosophy by implementing a compensation program that is competitive with our industry peers and creates appropriate incentives for our management team.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the “Executive Compensation Summary” which appears later herein. These three executives are referred to in this discussion as “Named Executive Officers.”

Name	Title as of December 31, 2022
Thomas M. Coughlin	President & Chief Executive Officer
Ryan Blake	Chief Operating Officer & Corporate Secretary
Kenneth G. Emerson	Chief Strategy & Risk Officer

Designing our Compensation Program. Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, experience and performance levels. The creation of long-term value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers.

Other considerations influencing the design of our executive compensation program are:

●	Experience in the financial services industry that promotes the safe and sound operation of the Company and the Bank;
●	Experience and prior performance of our executives in successfully implementing and completing strategic goals;
●	Experience in all aspects of risk management;
●	Experience in our markets relating to the needs of our customers, products, and investments in various phases of the economic cycle;
●	Disciplined decision-making that respects our strategic plan but adepts quickly to change;
●	The retention and development of incumbent executives who meet, or exceed, performance objectives, since recruiting executives can be expensive, unpredictable, and may have a disruptive effect on our operations;
●	The compensation and employment practices of our competitors within the financial services industry and elsewhere in the marketplace; and,
●	Each executive’s individual performance and contribution in helping us achieve our corporate goals.

Role of the Compensation Committee and the Named Executive Officers. Our Compensation Committee and President and Chief Executive Officer have a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for overseeing and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and recommends the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers the Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, and our financial condition and performance

The President and Chief Executive Officer provides the Compensation Committee with input regarding our employee compensation philosophy, process and compensation decisions for employees other than himself. In addition to providing factual information on relevant measures, the President and Chief Executive Officer articulates senior management’s views on current compensation programs and processes, recommends relevant performance measures to be used for future evaluations and otherwise provides information to assist the Compensation Committee. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

The President and Chief Executive Officer participates in Compensation Committee activities purely in an informational and advisory capacity. He has no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer does not attend the portions of Compensation Committee meetings during which his performance is evaluated or his compensation is being determined. No Named Executive Officer (other than the President and Chief Executive Officer) attends the portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. In 2022, neither the Board of Directors nor the Compensation Committee engaged the services of a compensation consultant.

Elements of Compensation. Our compensation program with respect to our Named Executive Officers primarily consists of the following:

●	Base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the executive’s position;

●	Non-equity bonus and incentive compensation, which is recommended by the Compensation Committee based on the satisfaction of company-wide and individual-based performance objectives;
●	Equity compensation of awards stock options and restricted stock, which provides incentives to maximize shareholder value;
●	Supplemental Executive Retirement Plans (SERPs);
●	A deferred compensation plan;
●	Severance benefits payable pursuant to employment agreements with certain Named Executive Officers;
●	Benefits payable pursuant to our 401(k) plan; and,
●	Health and welfare benefits

The Compensation Committee seeks to create what it believes is the best mix of each element of compensation in recommending a Named Executive Officer’s total compensation. For each Named Executive Officer, a significant percentage of total cash compensation is at-risk, meaning that it will generally be earned when the Company, the Bank and the Named Executive Officer are successful in realizing the interests of the Company and the Bank.

The Compensation Committee reviewed compensation for the year ended December 31, 2022, for the Named Executive Officers, relative to the competitive market and to the results delivered on established objectives and performance criteria, and concluded that each Named Executive Officer’s compensation was consistent with market practice and was based on the Named Executive Officer’s performance.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

●	Market data for peer institutions and direct competitors located in New Jersey, the New York metropolitan area, and the northeast region;
●	Internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;
●	Individual performance of the Named Executive Officer; and,
●	Our financial condition and results of operations, including tax and accounting impact of the base salaries.

Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels, after taking into account the considerations discussed above. Details regarding the base salary earned by the Named Executive Officers are included in the “Executive Compensation Summary” table in this section.

Non-Equity Bonus and Incentive Compensation. The Compensation Committee has the ability to review, evaluate and recommend to the full Board discretionary bonus payments to the Named Executive Officers. While strict numerical formulas were not used to quantify the bonus payments payable to the Named Executive Officers in 2022, both company-wide and individually-based performance objectives are used by the Compensation Committee to recommend bonus payments. Company-wide performance objectives focus on growth, expense control, asset quality (particularly the quality of our loan portfolio and positive results of our quality control audits), compliance audits and regulatory “safety and soundness” examinations. Such performance objectives are customarily used by similarly-situated financial institutions in measuring performance. Individually-based performance objectives are determined based on the individual’s responsibilities and contributions to our successful operation. Both the company-wide and individually-based performance objectives are evaluated by the Compensation Committee on an annual basis and as a trend of performance. The Compensation Committee also takes into consideration outside factors that impact our performance, such as national and local economic conditions, the interest rate environment, regulatory mandates and the level of competition in our market area.

The “Executive Compensation Summary” table in this section provides the bonus payments which were paid to the Named Executive Officers in 2022 and 2021.

Equity Compensation. The Compensation Committee has the ability to review, evaluate, and recommend to the full Board stock option awards to be granted to the Named Executive Officers under our 2011 Stock Option Plan and stock option, restricted stock, and restricted stock unit awards to be granted to the Named Executive Officers under our 2018 Equity Incentive Plan, in an effort to focus their attention on our sustained, long-term financial performance. A stock option award gives the recipient the right to purchase shares of our common stock at a specified price during a specified period of time. Restricted stock awards grant shares of our common stock for no consideration, subject to a vesting schedule or the satisfaction of market conditions or performance conditions. Restricted stock units are denominated in shares of our common stock except no shares of stock are actually awarded on the date of grant of a restricted stock unit. A restricted stock unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and are settled in either shares of our common stock or, in the sole discretion of the Compensation Committee determined at the time of settlement, cash based on the fair market value of a share of our common stock multiplied by the number of units being settled. The Compensation Committee believes that stock option, restricted stock awards and restricted stock unit awards: (1) reward the Named Executive Officers for long-term, sustained performance and stock price growth; (2) align the Named Executive Officers’ interests with our shareholders’ through stock ownership; and (3) provide an incentive to the Named Executive Officers to remain employed with the Company and the Bank through the vesting periods of the awards.

The “Executive Compensation Summary” and “Outstanding Equity Awards at Year End” tables in this section provide the equity compensation payments which were paid to the Named Executive Officers in 2022.

Severance Benefits. We currently maintain employment agreements with Mr. Coughlin, Mr. Blake, and Mr. Emerson that provide them with severance payments in the event of termination of employment without cause. Please see “Employment Agreements” and “Compensation Committee Communications and Responsiveness” below for a more thorough description of these agreements.

Retirement Plans. The Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other employees. Please see “Tax-Qualified Benefit Plans” below for a more thorough description of our retirement plans. We also provide Mr. Coughlin with non-qualified supplemental retirement benefits under a supplemental executive retirement plan dated December 29, 2021. Please see “Supplemental Executive Retirement Plan” below for a more thorough description of this agreement. Named Executive Officers are also eligible to participate in the Executive and Director Deferred Compensation Plan as amended and restated January 1, 2023. Please see “Executive and Director Deferred Compensation Plan” below for a more thorough description of this plan.

Health and Welfare Benefits. We provide group health, dental, and vision insurance coverage to our employees, including the Named Executive Officers, with the employees being responsible for a portion of the premiums. The Compensation Committee believes these benefits are appropriate and assist the employees in fulfilling their employment obligations.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, we structure our compensation program in a tax efficient manner.

Risk Management. The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on the Company or the Bank. In addition, the Compensation Committee believes that the mix and design of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term valuation of the Company and the Bank.

The Compensation Committee regularly reviews our compensation program to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the Company and the Bank. With respect to our non-equity bonus compensation program, the Compensation Committee utilized both company-wide and individual performance objectives to recommend the bonus payments made to our Named Executive Officers. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, because the Compensation Committee evaluates company-wide performance objectives as a trend of performance, the long-term financial performance of the Company and the Bank is in correlation with any bonus payments awarded to our Named Executive Officers.

By recommending the granting of equity awards under the Company’s equity incentive plans, the Compensation Committee has attempted to place more of our common stock into the hands of our employees in an effort to align their interests with those of our shareholders, which should contribute to long-term shareholder value and decrease the likelihood that our employees would take excessive risks which might threaten the value of their common stock received under our equity compensation program.

Please see the “Director Compensation” section for detailed information on payments to directors.

Compensation Committee Communications and Responsiveness

The Board of Directors understands that having employment agreements that provide for change in control severance payments without involuntary job loss or substantial diminution of duties (referred to as "single" trigger agreements) may be considered problematic by certain third-party proxy advisory firms. Therefore, the employment agreements entered into in 2022 with Mr. Emerson and Mr. Blake, and Mr. Coughlin’s SERP, each require an involuntary job loss or substantial diminution of duties in order for change in control severance payments to be made. However, when amending and restating the employment contract with Mr. Coughlin in 2022, the board believed that the vast majority of Chief Executive Officers sustain either involuntary job loss or substantial diminution of duties in connection with a change in control, so that having such a requirement in Mr. Coughlin’s employment agreement was not necessary. The board further believed that, based on a review of recent merger transactions, executive agreements providing for (1) a change in control and (2) involuntary job loss or substantial diminution of duties before severance is paid, are often times amended in connection with the signing of the merger agreement to make such agreements single trigger agreements. Therefore, the board believed that making Mr. Coughlin’s employment agreement a single trigger agreement was not problematic or disadvantageous to the Company or any potential acquirer, but rather served to simplify matters in the context of any change in control, saving all parties considerable time and expense.

The Board of Directors and executive management of the Company are in frequent communications with the Company’s shareholder base, including its institutional investors, both through quarterly earnings calls and through voluntary distributions of data enclosed with our quarterly dividends. Additional information on the latter process can be found within this Proxy Statement under “Other Matters - Board Communications with Shareholders.” In the course of these communications, any shareholder or institutional investor questions or concerns regarding executive compensation, if any, have been addressed by management or by the Board of Directors.

The Board of Directors believes that the Company’s compensation to executive management is appropriate based on review and analysis of companies similar to our asset size and in our geographic area. The Compensation Committee analyzes data related to the Company’s peer groups annually in order to review executive compensation, including reports and documents prepared by third-party, independent vendors.

Employee, Officer, and Director Hedging. As a part of its Insider Trading Policy, the Company has adopted an Anti-Hedging Policy which prohibits directors and executive officers of the Company from entering into hedging or monetization transactions or similar arrangements with respect to Company securities. Directors and executive officers may not buy or sell puts or calls on, or other derivative securities with respect to, the Company’s securities under this policy.

Directors and executive officers of the Company may not hold Company securities in a margin account or pledge Company securities as collateral for any loan without the prior approval of the Board of Directors in accordance with the Anti-Hedging Policy. The policy states that the Company’s Board of Directors will not approve any pledge of Company securities as part of a hedging or monetization strategy designed to or otherwise having the effect of hedging or offsetting any decrease in the market value of Company securities.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the Compensation Committee:

Vincent DiDomenico, Jr. (Chairman)

Joseph Lyga

Spencer Robbins

EQUITY COMPENSATION PLAN INFORMATION

Set forth below is information as of December 31, 2022 regarding equity compensation plans that have been approved by shareholders. The Company has no equity-based benefit plans that were not approved by shareholders.

Plan	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average Exercise price(1)	Number of securities remaining available for issuance under plans
2011 Stock Option Plan	700,600	$11.79	--
2018 Equity Incentive Plan	384,525	$11.98	192,638
Equity compensation plans not approved by shareholders	--	--	--
Total	1,085,125	$11.86	192,638

(1)	The weighted average exercise price reflects the exercise prices ranging from $9.03-$13.68 per share for options granted under the 2011 Stock Option Plan and the 2018 Equity Incentive Plan.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table set forth the total compensation paid to Thomas Coughlin, as Principal Executive Officer of the Company and the Bank, to Ryan Blake, as the Chief Operating Officer and Corporate Secretary of the Company and the Bank, and to Kenneth G. Emerson, the Chief Strategy & Risk Officer of the Company and the Bank for each of the years in the two-year period ended December 31, 2022. After Mr. Coughlin, Mr. Blake, and Mr. Emerson were the two most highly-compensated officers who received total compensation of at least $100,000 from the Company or the Bank during the year ended December 31, 2022. The officers listed in the table below are each a “Named Executive Officer.”

EXECUTIVE COMPENSATION SUMMARY

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Restricted Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation(5) ($)	Total ($)
Thomas M. Coughlin	2022	585,000	300,000		354,170	-	328,000	48,146	1,615,316
President, Chief Executive Officer & Director	2021	585,000	-	(6)	30,936	12,000	597,112	45,948	1,270,996
Ryan Blake Senior Vice President and Chief Operating Officer	2022	400,000	125,000		342,190	-	-	35,026	902,216
	2021	250,000	60,000		-	6,458	-	6,477	322,935
Kenneth G. Emerson Senior Vice President, Chief Strategy and Risk Officer	2022	250,000	125,000		-	-	-	19,637	394,637
	2021	230,000	100,000		-	-	-	14,396	344,396

(1)	Represents the cash bonus earned by the named executive officer during the fiscal year covered but determined during the following fiscal year.
(2)	Represents the grant date fair value of restricted stock received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(3)	Represents the grant date fair value of the stock option awards received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718). The grant date fair assumptions used in calculating the award values may be found in the Company’s consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.
(4)	For 2021, the amount represents the Year 1 pension expense based on the actuarial present value of the accumulated benefit (50% vesting) under the SERP at December 31, 2021. For 2022, the amount represents the increase in the actuarial present value of the accumulated benefit from the end of the prior year.
(5)	The amounts in this column reflect what the Company paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received. A breakdown of the various elements of compensation in this column for the years ended December 31, 2022 and 2021 is set forth in the table provided below.
(6)	The Compensation Committee determined that Mr. Coughlin was entitled to be awarded a $300,000 bonus with respect to 2021, and the Bank and Mr. Coughlin agreed that this amount should be applied to his SERP/Pension plan to offset Year 1 costs.

The amounts in the table below reflect a breakdown of the various elements of all other compensation for the year ended December 31, 2022, as reported in the executive summary compensation table above. The amounts provided in this table reflect what the Company paid for, or reimbursed, the applicable Named Executive Officer for the various benefits and perquisites received.

Name and Principal Position	Year	Employer Contributions to 401(k) Plan ($)	Life Insurance ($)	Board Retainer ($)	Car Allowance ($)	Total All Other Compensation ($)
Thomas M. Coughlin	2022	12,200	1,946	10,000	24,000	48,146
President, Chief Executive Officer & Director	2021	11,600	948	10,000	23,400	45,948
Ryan Blake	2022	9,150	1,877	-	24,000	35,027

Chief Operating Officer, Corporate Secretary, & Director	2021	5,889	588	-	-	6,477
Kenneth G. Emerson	2022	12,200	1,437	-	6,000	19,637
Senior Vice President, Chief Strategy & Risk Officer	2021	7,448	948	-	6,000	14,396

Employment Agreements

Thomas M. Coughlin Agreement. On September 26, 2022, the Company and the Bank entered into an employment agreement with Mr. Coughlin that amended and restated his employment agreement dated February 24, 2020. The new agreement was made retroactively effective as of September 1, 2022, for a three-year term ending on August 31, 2024. The agreement will automatically renew for an additional three years unless the Bank or Mr. Coughlin provides written notice of termination of the agreement to the other party no less than 90 days prior to the expiration of the term or until such time as either party terminates the agreement. The agreement provided Mr. Coughlin with an annual base salary of $585,000 for the 2022 calendar year. This base salary is subject to annual review and adjustment commensurate with compensation of similar executives of similarly sized financial institutions located in the same geographic region. He will also be entitled to discretionary performance bonuses annually of up to 50% of his base salary and other incentive compensation and bonus plans or arrangements of the Bank. In addition, he is entitled to participate in the employee benefit plans offered by the Bank and will be reimbursed for business expenses incurred. The Bank will also provide him with life, medical, dental and disability coverage.

In the event of the involuntary termination of his employment by the Bank prior to a change in control of the Company or the Bank for reasons other than cause, disability or death, Mr. Coughlin will receive a cash lump sum payment equal to his base salary through the remaining term of the agreement. In addition, he will receive continued life insurance coverage and non-taxable medical and dental insurance coverage under the same terms and conditions immediately prior to his termination that will cease upon the earlier of (A) the later of one (1) calendar year or the end of the term of the employment agreement; (B) the date on which substantially comparable coverage is made available to him through subsequent employment; or (C) the date he becomes eligible for Medicare coverage.

Upon the occurrence of a change in control of the Company or the Bank, Mr. Coughlin will receive a lump sum payment equal to 2.99 times an amount equal to the sum of (i) his annual base salary at the time of a change in control, and (ii) an amount equal to the annual bonus paid to him during the most recent prior year in which he received a bonus. This payment will be paid within thirty days following the date of the change in control. However, the change in control payments would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Except in the case of a separation from service following a change in control, the employment agreement provides that for a period of one year following his separation from service, Mr. Coughlin will not (i) cause any employee of the Bank to terminate his or her employment and accept employment or become affiliated with any business whatsoever which competes with the business of the Bank, or (ii) cause any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

Kenneth G. Emerson and Ryan Blake Agreements. On February 16, 2022, the Company and the Bank entered into employment agreements with Mr. Emerson and Mr. Blake, respectively. Each agreement was made retroactively effective as of January 1, 2022, for an initial term of 12 calendar months. The agreements will automatically renew for an additional 12 calendar months unless the Bank provides written notice of termination of the agreements no less than 90 days prior to the expiration of the term.

The agreements provide Mr. Emerson with an annual base salary of $230,000, and Mr. Blake with an annual base salary of $250,000 for the 2022 calendar year, subject to annual review and adjustment. In the 2022 review, Mr. Blake’s annual base salary was increased to $400,000. The executives will also be entitled to discretionary cash performance bonuses of up to 50% of their base salaries and to participate in other incentive compensation and bonus plans or arrangements of the Bank. In addition, the executives are entitled to participate in the employee benefit plans offered by the Bank and will be reimbursed for business expenses incurred. The Bank will also provide the executives with life, medical, dental and disability coverage.

Under each agreement, in the event of involuntary termination of employment prior to a change in control of the Company or the Bank for reasons other than cause, disability or death, the executive will receive a cash lump sum payment equal to his base salary through the remaining term of the agreement, or six months of base salary, whichever is greater. In addition, the executive will receive continued life insurance coverage and non-taxable medical and dental insurance coverage under the same terms and conditions that exist immediately prior to the executive’s termination, which will cease upon the earlier of (A) the later of one (1) calendar year or the end of the term of the agreement; (B) the date on which substantially comparable coverage is made available to him through  subsequent employment; or (C) the date the executive becomes eligible for Medicare coverage.

If within two years after the occurrence of a change in control of the Company or the Bank, the executive’s employment is terminated by the Bank (or its successor) without cause or the executive voluntarily terminates for Good Reason (as defined in the agreement), the executive will receive a lump sum payment equal to (i) in the case of Mr. Emerson, his annual base salary at the time of a change in control, and in the case of Mr. Blake, three times his annual base salary at the time of a change in control, plus (ii) an amount equal to the amount of his most recently paid (or determined but not yet paid) annual bonus. This payment will be paid within thirty days following the date of the termination of employment. The change in control payments would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

Except in the case of a separation from service following a change in control, each of the employment agreements with Mr. Blake and Mr. Emerson provides that for a period of one year following his separation from service, the executive will not (i) cause any employee of the Bank to terminate his or her employment and accept employment or become affiliated with any business whatsoever which competes with the business of the Bank, or (ii) cause any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

Supplemental Executive Retirement Plan

The Bank implemented a defined benefit supplemental executive retirement plan (the “SERP”) on December 29, 2021 for the benefit of Mr. Coughlin. The Bank has implemented the SERP to provide supplemental nonqualified pension benefits to Mr. Coughlin and incentivize him to continue to make substantial contributions to the success of the Bank. The SERP provides Mr. Coughlin with supplemental retirement income payable in the form of a life annuity. Upon his separation from service (as defined in the SERP) after reaching normal retirement age (age 65), for any reason other than death, benefit payments will commence on the first day of the second month following his separation from service, payable monthly and continuing for his lifetime. The monthly benefit payment will be $10,000 (the “Normal Retirement Benefit”). Except as provided below, in the event he should incur a separation from service prior to normal retirement age, then upon reaching normal retirement age he will receive 75% of the Normal Retirement Benefit in the case of a separation from service occurring prior to the end of the calendar year 2023; and 100% of the Normal Retirement Benefit in the case of a separation from service occurring at or after the end of calendar year 2023.

If Mr. Coughlin is actively employed at the time of a change in control (as defined in the SERP) and incurs a separation from service within 24 months after the change in control, except a separation from service for cause (as defined in the SERP), he will receive 100% of the Normal Retirement Benefit upon reaching normal retirement age. The SERP also provides that in connection with such a change in control, a rabbi trust will be formed into which assets will be contributed to provide the Bank or its successor with a source of funds to satisfy the obligations under the SERP. In the event Mr. Coughlin experiences a separation from service for cause, he will forfeit his entire SERP benefit, regardless of vesting.

In the event Mr. Coughlin dies while in active service with the Bank, his beneficiary will receive a lump sum payment equal to his account balance (the liability accrued by the Bank under generally accepted accounting principles as of such date) at the time of death in a single lump sum within 60 days of the date of death. In the event he dies after a separation from service but before receiving 180 monthly payments, his beneficiary will receive the monthly benefit payments that he was entitled to at the time of his death until 180 monthly payments have been made. If he has already received 180 monthly payments at the time of his death, his beneficiary will not be entitled to a death benefit.

Except in the case of a separation from service following a change in control, the SERP provides that for a period of one year following his separation from service, Mr. Coughlin will not (i) cause any employee of the Bank to terminate his or her employment and accept employment or become affiliated with any business whatsoever which competes with the business of the Bank, or (ii) cause any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

Executive and Director Deferred Compensation Plan.

The Board of Directors of the Bank adopted a deferred compensation originally effective on October 1, 2005, which was amended and restated effective January 1, 2023 (the “2023 Deferred Plan”). The 2023 Deferred Plan is designed to comply with the requirements of Section 409A of the Internal Revenue Code. Select executives and all members of the Board of Directors of the Bank are eligible to participate in the 2023 Deferred Plan. Pursuant to the 2023 Deferred Plan, a participant may elect to defer, on a pre-tax basis, receipt of all or any portion of salary, bonus or fees and retainers received for his or her employment or service on the Board of Directors and on committees of the Board of Directors, but only to the extent such amounts are attributable to services not yet performed. The Bank credits the deferred amounts to a bookkeeping account.

The Bank may, but is not required to, make matching or discretionary contributions on behalf of participants. Any such matching or discretionary contribution will vest after the participant completes three years of service with the Bank, except that participants will automatically become 100% vested in their matching or discretionary contributions upon our change in control. Notwithstanding the foregoing, if the participant engages in injurious conduct (as defined in the 2023 Deferred Plan), all matching or discretionary contributions (whether vested or not) shall be forfeited.

A participant may elect to allocate the deferred amounts into an investment account and select among various investment options upon which the rate of return of the deferred amounts will be based. The participants’ investment accounts are adjusted periodically to reflect the deemed gains and losses attributable to the deferred amounts.

Deferred amounts will be paid out on the participant’s benefit age as designated in his or her deferral election form or upon the participant’s death, disability or separation from service, if such date is earlier than his or her designated benefit age. Distributions may also be made earlier than the participant’s designated benefit age if the distribution is necessary to satisfy a financial hardship, as defined under Section 409A of the Internal Revenue Code. At the election of the participant, the distribution may be paid out in a lump sum or in equal annual installments over a period not to exceed ten years.

The 2023 Deferred Plan is a nonqualified deferred compensation plan. The Bank may establish a “rabbi trust” to which the Bank may deposit such deferrals and earnings, but the rights of all participants to any deferred amounts represent the Bank’s unsecured promise to pay and the deferred amounts remain subject to the claims of the Bank’s creditors.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”)(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“NEOs”)(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(5)	Net Income (Loss) (millions)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	1,615,316	2,401,452	648,427	531,990	176	45,579
2021	1,270,996	1,932,389	333,665	198,577	146	34,240

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for President & Chief Executive Officer Thomas Coughlin for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Coughlin, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Coughlin during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Coughlin total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Compensation Actually Paid to PEO ($)
2022	1,615,316	354,170	786,136	2,401,452
2021	1,270,996	30,936	661,393	1,932,389

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	280,644	183,408	320,450	1,634	-	-	786,136
2021	345,632	268,143	-	47,618	-	-	661,393

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s named executive officers as a group (excluding Mr. Coughlin) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the named executive officers (excluding Mr. Coughlin) included for purposes of calculating the average amounts in each applicable year are as follows: for 2022 and 2021, Mr. Blake and Mr. Emerson.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Coughlin), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the named executive officers as a group (excluding Mr. Coughlin) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the named executive officers as a group (excluding Mr. Coughlin) for each year to determine the compensation actually paid, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Compensation Actually Paid to Non- PEO NEOs ($)
2022	648,427	171,095	207,776	531,990
2021	333,665	-	31,744	198,577

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	32,202	26,151	358,150	(950)	-	-	1,063,979
2021	36,261	27,228	-	-	-	-	397,154

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our company’s share price at the end and the beginning of the measurement period by our company’s share price at the beginning of the measurement period. No dividends were paid on stock or option awards in 2021 or 2022.

(6)	The dollar amounts reported represent the amount of net income (loss) reflected in our consolidated audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

In 2021 and 2022, our net income was $45.6 million and $34.2 million, respectively. This represents a year-over-year growth in net income by 33.1%. The compensation actually paid for both our PEO and non-PEO NEOs increased between 2021 and 2022 commensurate with the increase in net income.

Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the compensation actually paid to Mr. Coughlin and the average amount of compensation actually paid to our named executive officers as a group (excluding Mr. Coughlin) during the periods presented are positively correlated.

COMPENSATION ACTUALLY PAID AND CUMULATIVE TSR

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Outstanding Equity Awards at Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2022, for the Company’s Named Executive Officers.

	Option Awards				Stock Awards
Name and Principal Position	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	9,000	1,000	9.03	1/17/2023	-	-
	8,000	2,000	13.32	3/7/2024	-	-
Thomas M. Coughlin President, Chief Executive Officer & Director	7,000	3,000	10.81	12/2/2025	-	-
	50,000	-	10.92	9/16/2026	-	-
	25,000	-	12.40	9/13/2027	-	-
	25,000	-	11.26	12/14/2028	-	-
	30,125	-	12.46	6/14/2029	3,000	53,970
	1,200	4,800	12.89	2/10/2031	1,800	32,382
Ryan Blake Senior Vice President, Chief Operating Officer	410	1,640	$13.68	04/26/2031	-	-
Kenneth G. Emerson Senior Vice President, Chief Strategy & Risk Officer	-	-	-	-	-	-

(1)	The stock options granted to Mr. Coughlin expiring on 1/17/2023, 3/7/2024 and 12/2/2025 vest at a rate of 10% per year, commencing on the one-year anniversary date following the date of grant. The stock options granted to Mr. Coughlin expiring on 2/10/2031 vest at a rate of 20% per year, commencing on the one-year anniversary date following the date of that grant. All stock options awarded have a ten-year term to be exercised from the date of grant.
(2)	Amounts shown represent time-based restricted stock awards vesting at a rate of 33% per year.
(3)	Amounts shown are based on the fair market value of the Company common stock on December 30, 2022 (the last trading day of 2022) of $17.99.

Stock Benefit Plans

BCB Bancorp, Inc. Stock Option Plan. Outside directors and employees of the Company, the Bank or their affiliates were eligible to participate and receive awards under the BCB Bancorp, Inc., 2011 Stock Option Plan (“2011 Stock Option Plan”). The Company reserved 900,000 shares of common stock to be issued pursuant to grants of stock options under the 2011 Stock Option Plan. No further awards may be granted under this plan.

Unless otherwise specified in an award agreement, the vesting of stock options will accelerate upon death, disability or a change in control of the Company or the Bank.

BCB Bancorp, Inc. 2018 Equity Incentive Plan. Directors and employees of the Company, the Bank or their affiliates are eligible to participate and receive awards under the BCB Bancorp, Inc., 2018 Equity Incentive Plan (“2018 Equity Incentive Plan”). The Company reserved 1,000,000 shares of common stock to be issued pursuant to grants of stock options, restricted stock and restricted stock units under the 2018 Equity Incentive Plan. As of December 31, 2022, 192,638 shares remained available for awards under this plan.

A stock option gives the recipient the right to purchase shares of common stock of the Company at a specified price during a specified period. Awards may be granted as either incentive or non-qualified stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

A restricted stock award gives the recipient a grant of shares of the Company’s common stock for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock. Shares of common stock issued as restricted stock shall count against the reserved 1,000,000 shares of common stock as two (2) shares of stock for every one (1) share of stock issued under the 2018 Equity Incentive Plan. Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period. No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the recipient that has been granted the restricted stock award unless and until the recipient vests in the restricted stock award.

A restricted stock unit gives the recipient a grant of units that may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit. Awards may be settled in shares of the Company’s common stock, or in the sole discretion of the Compensation Committee determined at the time of final settlement in cash or a combination of cash and the Company’s common stock, subject to vesting conditions and other restrictions set forth in the 2018 Equity Incentive Plan or the award agreement. Shares of common stock issued as restricted stock units shall count against the reserved 1,000,000 shares of common stock as two (2) shares of stock for every one (1) share of stock issued under the 2018 Equity Incentive Plan. Recipients of units have no voting rights with respect to any restricted stock units granted. Dividend rights may be paid on restricted stock units, in the sole discretion of the Committee, exercised at the time of grant, as specified in the Award Agreement.

Unless otherwise specified in an award agreement, the vesting of stock options, restricted stock awards and restricted stock units will accelerate upon involuntary termination of employment or service simultaneous with or following a change in a change in control of the Company or the Bank.

Tax-Qualified Benefit Plans

401(k) Plan. The Bank maintains the BCB Community Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who satisfied the 401(k) plan’s eligibility requirements. Employees are eligible to participate in the plan upon completion of one year of service with the Bank. The 401(k) plan allows a participant to contribute, on a pre-tax basis, up to 25% of his or her annual salary, provided that the contribution does not exceed the maximum salary deferral contribution limit set forth by the Internal Revenue Service, which was $20,500 for 2022 for Employees under 50 years of age, and $6,500 for 2022 for Employees over 50 years of age. In addition, the Bank may make: (i) discretionary qualified non-elective contributions; and/or (ii) discretionary matching contributions to the 401(k) plan, both of which will be allocated to a participant’s individual account based on the ratio his or her compensation bears to the total compensation of all participants. A participant is always 100% vested in his or her elective deferrals and the qualified non-elective contributions which were allocated to his or her account. The Bank may make profit-sharing contributions at its discretion which will be allocated annually in accordance with the terms of the 401(k) plan. Any discretionary matching contributions and/or profit-sharing contributions made by the Bank which are allocated to a participant’s account will become vested at the rate of 20% per year, starting upon completion of two years of credited service, and will be fully vested upon completion of six years of credited service. However, a participant will immediately become 100% vested in any profit-sharing contributions upon his or her death, disability, or attainment of age 65 while employed with the Bank. Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account on or after the normal retirement date (age 65) or upon termination of employment. Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options available, including the purchase of Company common stock through the BCB Bancorp Stock Fund.

Director Compensation

Directors’ Summary Compensation Table. Set forth below is summary compensation for each of the Company’s Non-employee Directors for the year ended December 31, 2022. Compensation paid to Directors who are also Named Executive Officers is reflected in the “Executive Compensation Summary” above.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	All other compensation ($)(4)	Total ($)
Robert Balance	58,000	48,000	-	-	106,000
Judith Q. Bielan	55,300	48,000	-	-	103,000
James Collins	60,100	48,000	-	-	108,100
Vincent DiDomenico	56,700	48,000	-	-	104,700
Mark D. Hogan	136,500	48,000	-	15,677	200,177
Joseph Lyga	59,100	48,000	-	-	107,100
August Pellegrini, Jr. (5)	20,100	48,000	-	25,000	68,100
John Pulomena	56,200	48,000	-	-	104,200
James Rizzo	58,000	48,000	-	-	106,000
Spencer Robbins	56,000	48,000	-	75,000	179,000

(1)	Included in these totals are certain fees earned during the fourth quarter of 2022, but paid in 2023.
(2)	Represents the aggregate grant date fair value of restricted stock received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value is computed in accordance with FASB ASC Topic 718.
(3)	Represents the aggregate grant date fair value of stock options received under the BCB Bancorp, Inc. 2018 Equity Incentive Plan. The grant date fair value is computed in accordance with FASB ASC Topic 718.
(4)	For Mr. Hogan, the amount represents perquisites received in the form of a country club membership. For Dr. Pellegrini, the amount represents a cash payment to Dr. Pellegrini in connection with his retirement from the Board. Also, not reflected in this table is the acceleration and vesting of unvested options to purchase 82,250 shares of Company common stock in connection with his retirement. For Mr. Robbins, amounts represent fees for certain legal services rendered.

(5)	Dr. Pellegrini retired from the Board effective July 8, 2022.

As of December 31, 2022, each director has the following outstanding stock option and restricted stock awards:

Name	Option Awards	Restricted Stock Awards
Robert Ballance	102,250	3,000
Judith Q. Bielan	102,250	3,000
James Collins	81,250	3,000
Vincent DiDomenico	62,250	3,000
Mark D. Hogan	102,250	3,000
Joseph Lyga	102,250	3,000
John Pulomena	37,250	3,000
James Rizzo	92,750	3,000
Spencer Robbins	102,250	3,000

Director Fees

Non-employee Directors of the Company received an annual retainer of $10,000 for their services to the Company for the fiscal year ended December 31, 2022. Thomas Coughlin, who is a Director of the Company and also an executive officer of the Company, received an annual retainer of $10,000 for his services as a Director of the Company for the fiscal year ended December 31, 2022. The Directors of the Company did not receive any other cash remuneration for their services as directors of the Company for the fiscal year ended December 31, 2022, except as set forth in the “All Other Compensation" column in the table above.

Non-employee Directors of the Bank received an annual retainer of $25,000 for their services to the Bank for the fiscal year ended December 31, 2022. Thomas Coughlin and Ryan Blake, who are both Directors and executive officers of the Bank, did not receive an annual retainer for their services as Directors of the Bank for the fiscal year ended December 31, 2022.

During the fiscal year ended December 31, 2022, non-employee Directors of the Bank received total fees and retainers ranging from $20,100 to $136,500. The fee amounts are determined by membership on Board committees and attendance at Board and Committee meetings. Mr. Hogan received fees and retainers of $75,000 as Chairman of the Board of Directors. Non-employee directors of the Bank receive $1,000 for attending each Board meeting, $500 for attending each Special Board meeting, and the following as designated members of the below Committees: (1) Audit and ALCO/ERM Committees - $500/meeting attended and (2) Budget, Compensation, Corporate Governance/Nominating, IT, Law and Loan Committees - $300/meeting attended. Thomas Coughlin, who is a Director of the Bank and also an executive officer, did not receive any fees or a retainer for his services as a Director of the Bank for the fiscal year ended December 31, 2022.

Director Plans

Stock Benefit Plans. Directors are eligible to participate in the 2011 Stock Option Plan and the 2018 Equity Incentive Plan. Please see the descriptions of the plan set forth above under “Executive Compensation – Stock Benefit Plans” for further details.

Deferred Compensation Plan for Directors. The Board of Directors of the Bank adopted the 2005 Director Deferred Compensation Plan (the “2005 Deferred Plan”) effective on October 1, 2005. The 2005 Deferred Plan was amended and restated to allow participation by selected executives. Please see the description above under “EXECUTIVE COMPENSATION - Executive and Director Deferred Compensation Plan.

Related Party Transactions

The Bank leases a property from New Bay, LLC. (“New Bay”), a limited liability company 100 percent owned by a majority of the Directors of the Bank and the Company. In conjunction with the lease, New Bay substantially removed the pre-existing structure on the site and constructed a new building suitable to the Bank for its banking operations. Under the terms of the lease, the cost of this project was reimbursed to New Bay by the Bank. The amount reimbursed, which occurred during the year 2000, was $943,000, and is included in property and equipment under the caption “Building and improvements” (see Note 6). On May 1, 2006, the Bank renegotiated the lease to a twenty-five-year term. The Bank paid New Bay $165,000 a year ($13,750 per month) which is included in the Consolidated Statements of Operations for 2022 and 2021, within occupancy expense. The rent is to be adjusted every five years thereafter at the fair market rental value. The Bank expects to pay $165,000 in rental expense for the year 2023.

On March 6, 2014, the Bank entered into a ten-year lease of property in Rutherford, New Jersey with 190 Park Avenue, LLC, which is owned by two Directors of the Bank and the Company. The rent is $7,588 per month and lease payments of $102,053 and $99,482 were made in years 2022 and 2021, which is reflected in the Consolidated Statement of Operations within occupancy expense. The Bank expects to pay $102,883 in rental expense for the year 2023.

On August 3, 2018, the Bank entered in to a ten-year lease of property in River Edge, New Jersey with 876 Kinderkamack, LLC, which is owned by a majority of the directors of the Bank and the Company. The rent is $8,000 per month and lease payments of $96,000 and $96,000 were made in the years 2022 and 2021, which is reflected in the Consolidated Statements of Operations within occupancy expense. The Bank expects to pay $96,000 in rental expense for the year 2023.

On April 2, 2021, the Bank renewed a five-year lease of property in Lyndhurst, New Jersey with 734 Ridge Realty, LLC, which is owned by seven Directors of the Bank and the Company. The rent is $7,718 per month and lease payments of $92,610 and $90,773 were made in years 2022 and 2021, which is reflected in the Consolidated Statement of Operations within occupancy expense. The Bank expects to pay $92,610 in rental expense for the year 2023.

During the years ended December 31, 2022 and 2021, legal fees were paid to a law firm owned by a Director of the Bank and the Company totaling $75,000 and $0, respectively.

Other than as described in the preceding paragraph, no directors, executive officers or immediate family members of such individuals have engaged in transactions with us involving more than $120,000 (other than through a loan) during the preceding year. In addition, no directors, executive officers or immediate family members of such individuals were involved in loans from us which were not made in the ordinary course of business and on substantially the same terms and conditions, including interest rate and collateral, as those of comparable transactions prevailing at the time with other unaffiliated persons, and do not include more than the normal risk of collectability or present other unfavorable features.

The Company requires that any transaction in which a director, officer or a member of their immediate family has an interest, and in which the Bank is involved, must be reviewed and approved and/or ratified by the Board of Directors. Any such transaction must be made on terms no less favorable to us than it would be if the Company entered into a similar relationship with an unaffiliated third party. Any lending relationship between a director, officer or a member of their immediate family and the Bank must be reviewed and approved and/or ratified by the Board of Directors. All such loans are made on substantially the same terms as loans to third parties, consistent with banking regulations governing the origination of loans to directors, officers and employees of the Bank. The Board of Directors is responsible for overseeing the application of these policies and procedures, which are part of the Company’s written policies.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to us. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to the Company’s directors and officers are made in conformity with regulations promulgated under the Federal Reserve Act.

PROPOSAL II – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the year ended December 31, 2022, was Wolf & Company, P.C. (“Wolf & Company”).

The Audit Committee of the Board of Directors has approved the engagement of Wolf & Company to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Audit Committee has directed that management submit the selection of the independent registered public accounting firm to the Company’s shareholders for ratification at the annual meeting. Representatives of Wolf & Company are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of the independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the independent registered public accounting firm selected by the Audit Committee, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such change is in the Company’s best interests and the best interests of the Company’s shareholders.

Fees Paid to Wolf & Company

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Wolf & Company during 2022 and 2021:

Audit Fees. The aggregate fees billed to us by Wolf & Company for professional services rendered for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings and engagements was $319,400 for the fiscal year ended December 31, 2022 and $228,500 for the fiscal year ended December 31, 2021.

Audit Related Fees. The aggregate fees billed to us by Wolf & Company for assurance and related services that are reasonably related to the performance of the audit and review of the financial statements and that are not already reported in “Audit Fees” above was $18,532 for the fiscal year ended December 31, 2022 and $17,522 for the fiscal year ended December 31, 2021.

Tax Fees. There were no fees billed to us by Wolf & Company for professional services rendered for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2022 and for the fiscal year ended December 31, 2021.

All Other Fees. All other fees billed to us by Wolf & Company, which are not described above, were $1,528 for the fiscal year ended December 31, 2022 and $4,925 for the fiscal year ended December 31, 2021.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid in the audit-related, tax and all other categories were approved per the pre-approval policies.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of Wolf & Company, P.C., as independent registered public accounting firm for the fiscal year ending December 31, 2023, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF WOLF & COMPANY, P.C., AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL III – ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of the Named Executive Officers of the Company is described under the “Executive Compensation” section above. Shareholders are urged to read the “The Compensation Committee -- Roles and Responsibilities” section of this Proxy Statement, which discusses the Company’s compensation policies and procedures with respect to the Company’s Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the annual meeting to provide their support with respect to the compensation of the Company’s Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the “Executive Compensation” section of the Proxy Statement, including the compensation tables and other narrative executive compensation disclosures set forth in that section.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding the Company’s executive compensation programs.

Required Vote and Recommendation of the Board of Directors

In order for the resolution set forth above to be approved, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote thereon at the annual meeting is required. Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN THIS PROPOSAL III.

PROPOSAL IV – APPROVAL OF THE BCB BANCORP, INC. 2023 EQUITY INCENTIVE PLAN

The Compensation Committee has adopted, subject to shareholder approval, the BCB Bancorp, Inc. 2023 Equity Incentive Plan (the “Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our shareholders. By approving the Plan, shareholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock. If this Plan is approved by shareholders, no further grants will be made under the BCB Bancorp, Inc. 2018 Stock Option Plan (the “2018 Stock Option Plan”); however, currently outstanding grants under the 2018 Stock Option Plan will not be affected.

Why We Are Seeking Approval of the 2023 Equity Incentive Plan

●	We Have Limited Capacity to Make Awards under our Existing Equity Plan. We have only 192,638 shares available for grant under the 2018 Stock Option Plan. Accordingly, we have no meaningful way to provide tailored equity-based compensation grants to attract, retain and reward qualified personnel and management. If the Plan is approved by our shareholders, we will discontinue making any grants under the 2018 Stock Option Plan.

●	Our Competitors Offer Equity-Based Compensation. We believe that many of the financial institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs. Without the Plan, we may be at a significant disadvantage.

Highlights of the 2023 Equity Incentive Plan

●	Minimum Vesting Requirements. Under the Plan at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award.

●	Share Reserve. The maximum number of shares of stock, in the aggregate, that may be granted under the Plan as stock options, restricted stock and/or restricted stock units is 1,000,000 (the “Share Limit”), provided, however, that shares of stock issued as restricted stock or restricted stock units shall count against the Share Limit as two (2) shares of stock for every one (1) share of stock issued in connection with the award of restricted stock or restricted stock units.

●	Limits on Grants to Directors. A non-employee director may not receive stock options, restricted stock, restricted stock units or a combination of such awards during any calendar year that have an aggregate grant date fair value (as computed as of the date of grant in accordance with the generally accepted accounting principles in the United States) in excess of $150,000.

●	Limits on Grants to Employees. The maximum number of shares of stock that may be granted as stock options, restricted stock units or a combination of such awards during any calendar year to an employee is 50,000.

●	Share Counting. The Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes or to satisfy the exercise price of stock options will not be available for future grant.

●	No Single-Trigger for Time-Based Awards Upon a Change in Control. The Plan does not provide for vesting of time-based equity awards based solely on the occurrence of a change in control, without an accompanying involuntary termination of service (including a termination for good reason) or the failure of an acquiror to assume the awards.

●	Dividends on Unvested Awards Not Paid Until Vesting. The Plan provides that dividends on unvested awards shall be paid to participants only after the underlying awards have been earned and not during the performance or service vesting period.

●	Awards Subject to Clawback. Awards granted under the Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

●	No Cash-Out or Repricing of Underwater Options. Under no circumstances will any underwater stock options be bought back by the Company. In addition, neither the Compensation Committee nor the Board of Directors have the authority to reduce the exercise price of a previously granted stock option under the plan through amendment, replacement or exchange for a cash payment in excess of the stock options in-the-money value.

Material Features of the 2023 Equity Incentive Plan

The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the provisions of the Plan, attached hereto as Appendix A.

Shares Reserved; Overall Limits on Types of Grants; Share Counting Methodology

●	Subject to permitted adjustments for certain corporate transactions, the Plan authorizes the issuance or delivery to participants of up to 1,000,000 shares of the Company’s common stock (the “Share Limit”) pursuant to grants of restricted stock, restricted stock units, stock options, including incentive stock options and non-qualified stock options, any of which may vest based either on the passage of time or achievement of performance, or a combination of each, provided, however, that shares of stock issued as restricted stock or restricted stock units shall count against the Share Limit as two (2) shares of stock for every one (1) share of stock issued in connection with the award of restricted stock or restricted stock units.

●	Upon shareholder approval of the Plan, no new grants will be made under the 2018 Stock Option Plan.

●	The Plan does not use liberal share recycling with respect to determining the number of shares available for issuance under the Plan. Accordingly, to the extent (i) a stock option is exercised by using an actual or constructive exchange of shares of stock to pay the exercise price, (ii) shares of stock are withheld to satisfy withholding taxes upon exercise or vesting of an award, or (iii) shares are withheld to satisfy the exercise price of stock options in a net settlement, the number of shares of stock available under the Plan shall be reduced by the gross number of stock options or stock awards exercised or vested rather than by the net number of shares of stock issued.

●	The rights and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause.

Limitations on Awards to Employees and Directors

The Plan includes the following limitations:

●	An employee may not receive more than 50,000 shares of stock granted in the form of stock options, restricted stock, restricted stock units or a combination of the foregoing during any calendar year;

●	A non-employee director may not receive stock options, restricted stock, restricted stock units or a combination of such awards during any calendar year that have an aggregate grant date fair value (as computed as of the date of grant in accordance with the generally accepted accounting principles in the United States) in excess of $150,000;

●	To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan; and

●	In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event, as applicable.

Eligibility

Employees and directors of the Company or its subsidiaries are eligible to receive awards under the Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Compensation Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Compensation Committee. Awards may be granted as incentive and non-qualified stock options, restricted stock awards or restricted stock units any of which may vest based either on the passage of time or achievement of performance, as follows:

Stock Options.  A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.

●	In the event of a corporate transaction involving the stock of the Company, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event.

●	The exercise price may not be less than the fair market value of a share of our common stock (which is defined as the closing sales price on the exchange on which the stock is traded) on the date the stock option is granted.

●	The Compensation Committee may not grant a stock option with a term that is longer than 10 years.

●	Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Code. Only officers and employees are eligible to receive incentive stock options. Outside directors and service providers may only receive non-qualified stock options under the Plan.

●	Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Compensation Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Compensation Committee; or (vi) by any combination thereof.

●	The Compensation Committee may automatically exercise in-the-money stock options that are exercisable but unexercised as of the day immediately before the 10th anniversary of the date of grant, using net settlement as the method of exercising such options.

●	Under no circumstances will the Company buy back underwater stock options granted under the Plan without shareholder approval.

●	The Plan expressly prohibits repricing of stock options without shareholder approval.

Restricted Stock.  A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law.

●	Restricted stock awards may be granted only in whole shares of common stock.

●	Prior to vesting, recipients of a restricted stock award are entitled to vote the shares of restricted stock during the restricted period.

●	No dividends on unvested restricted stock awards, whether subject to a time-based vesting schedule or performance-based vesting conditions, will be paid to the participant that has been granted the restricted stock award unless and until the participant vests in the restricted stock award.

Restricted Stock Units.  Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit.

●	Restricted stock units granted under the Plan may be settled in shares of our common stock, or in the sole discretion of the Committee determined at the time of final settlement in cash or a combination of cash and our common stock, subject to vesting conditions and other restrictions set forth in the Plan or the award agreement.

●	Participants have no voting rights with respect to any restricted stock units granted under the Plan.

●	In the sole discretion of the Compensation Committee, exercised at the time of grant, dividend equivalent rights may be paid on restricted stock units. Dividend equivalent rights shall be paid when the restricted stock unit, including restricted stock units subject to performance-based vesting conditions, vests or is settled, or at the same time as the shares subject to such restricted stock unit are distributed to the Participant.

Performance Awards.  A performance award is an award, the vesting of which is subject to the achievement of one or more performance conditions specified by the Compensation Committee and set forth in the Plan. A performance award may be denominated in shares of restricted stock or restricted stock units.

Performance Measures

The performance measures that may be used for such awards may be based on one or more of the following performance measures, as selected by the Compensation Committee: book value or tangible book value per share; basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives, consisting of one or more objectives, based upon meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures or goals relating to capital raising or capital management; any other measure determined by the Committee or any combination of the foregoing.

Performance measures may be expressed on an absolute and/or relative basis, or a before- or after-tax basis and may be based on comparisons using internal targets, the past performance of the Company and/or the past or current performance of other similar companies. Performance goals may also be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the participant’s award agreement and identified in the audited financial statements or the annual proxy statement of the Company, including: (i) extraordinary, unusual and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) change in tax or accounting principles, regulations or laws; or (iv) the effects of expenses incurred in connection with a merger, branch acquisition or similar transaction.

Vesting of Awards

●	The Compensation Committee shall specify the vesting schedule or conditions of each award.

●	At least 95% of all awards made under the Plan shall be subject to a vesting requirement of at least one year of service following the grant of the award.

●	Vesting of awards may be accelerated upon death, disability or involuntary termination without cause at or following a change in control.

Change in Control

The Plan uses a double trigger change in control feature, providing for an acceleration of vesting upon an involuntary termination of employment or service simultaneous with or following a change in control.

●	Unless otherwise stated in an award agreement, at the time of an involuntary termination following a change in control, all stock options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option shall be eligible for treatment as an incentive stock option in the event such stock option is exercised more than three months following involuntary termination.

●	At the time of an involuntary termination following a change in control, all awards of restricted stock and restricted stock units shall become earned and fully vested immediately.

●	In the event of a change in control, any performance measure attached to a performance award under the Plan shall be deemed satisfied at the “target” level as of the date of the change in control, unless the data supports and the Compensation Committee certifies, that the performance measures have been achieved at a higher level than target as of the effective date of the change in control, in which case, the performance award will vest at such higher level.

Awards Subject to Clawback Policy

Awards granted under the Plan are subject to clawback if the Company is required to prepare an accounting restatement due to material noncompliance of the Company, as a result of misconduct with any financial reporting requirement under the federal securities laws and the forfeiture provisions of the Sarbanes-Oxley Act of 2002 apply. Awards may also be subject to clawback under any other clawback policy adopted by the Company from time to time.

Plan Administration

The Plan will be administered by the Compensation Committee, all of whom are “Disinterested Board Members,” as defined in the Plan. The Compensation Committee has power within the limitations set forth in the Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Plan’s purposes; and interpreting and otherwise construing the Plan. The Board of Directors (or those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Compensation Committee under the Plan as if done or exercised by the Compensation Committee. The Plan also permits the Compensation Committee to delegate to one or more persons, including directors who do not qualify as “non-employee directors” within the meaning of Rule 16b-3, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.

The Compensation Committee has the authority to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award (other than to avoid the one-year minimum vesting requirement or in connection with a change in control as described above).

Approval of the Plan by the shareholders authorizes the Compensation Committee to determine the number of shares to be granted to non-employee directors, subject to the individual limitations in the Plan as set forth in the Plan and discussed above.

Amendment and Termination

The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan or any award granted under the Plan. However, except as provided in the Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the Plan to allow repricing of a stock option, materially increase the aggregate number of securities that may be issued under the Plan (other than as provided in the Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Plan, without approval of shareholders. Notwithstanding the foregoing, the Board may, without shareholder approval, amend the Plan at any time, retroactively or otherwise, to ensure that the Plan complies with current or future law and the Board of Directors may unilaterally amend the Plan and any outstanding award, without participant consent, in order to conform to any changes in the law or any accounting pronouncement or interpretation thereof.

Duration of Plan

The Plan will become effective upon approval by the shareholders at this meeting. The Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the Plan. At any time, the Board of Directors may terminate the Plan. However, any termination of the Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Plan.

Non-Qualified Stock Options.  The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.  The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the fair market value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock.  A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Code Section 83(b) will include the full fair market value of the restricted stock award (or portion of the award subject to such election) in taxable income in the year of grant at the grant date fair market value. The Compensation Committee has the right to prohibit participants from making Code Section 83(b) elections.

Restricted Stock Units.  A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Code Section 83(b) since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Withholding of Taxes.  We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy tax withholding requirements up to an amount that will not trigger adverse accounting for the Company.

Change in Control.  Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code Section 280G, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Deduction Limits.  Code Section 162(m) generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our chief executive officer, our chief financial officer and three other executive officers named in the summary compensation table (each, a “covered employee”) of our annual proxy statement, as well as any employee who has been designated a covered employee for any fiscal year beginning after December 31, 2016. Compensation resulting from awards under the Plan will be counted toward the $1.0 million limit.

Tax Advice.  The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan.

Accounting Treatment

Under Accounting Standards Codification (“ASC”) 718,  Compensation-Stock Compensation  and ASC 505-50,  Equity Based Payment to Non-Employees , the Company is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

The Compensation Committee has adopted the Plan. If the Plan is approved by shareholders, the Compensation Committee intends to meet after such approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board of Directors

In order to approve the Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the annual meeting, either in person or by proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and related regulations of the SEC require the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“ten-percent holders”) to file reports of ownership and changes in ownership with the SEC. Officers, directors, and ten-percent holders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, each of the Company’s officers, directors, and ten-percent holders complied with all Section 16(a) filing requirements applicable to him or her during the fiscal year ended December 31, 2022.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the following address by no later than November 17, 2023.

Corporate Secretary

BCB Bancorp, Inc.

591-595 Avenue C

Bayonne, New Jersey 07002

OTHER MATTERS

The Company’s Board of Directors is not aware of any business, other than the matters described in this Proxy Statement, to come before the annual meeting. However, if any other matter should properly come before the annual meeting, proxies in the enclosed form will be voted in respect of any such matter as recommended by the Board of Directors.

Shareholder Communications with the Board

A shareholder who wishes to communicate with the Company’s Board of Directors or with any individual director can write to the Company’s Corporate Secretary, 595 Avenue C, Bayonne, New Jersey 07002. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

●	forward the communication to the director or directors to whom it is addressed;

●	attempt to handle the inquiry directly (for example, where the request is for information about the Company or is a stock-related matter); or,

●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.

If applicable, at each Board of Directors’ meeting, management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to the directors.

Board Communications with Shareholders

In the interest of communicating with the Company’s shareholders and keeping them frequently informed, the Company’s Board of Directors directed the President and Chief Executive Officer and the Chief Operating Officer and Corporate Secretary in connection with issuing communications to the Company’s shareholders throughout the year. Enclosed with each quarterly dividend check, the Company includes summary financial data from the most recent quarter and key financial metrics that occurred in that quarter

MISCELLANEOUS/FINANCIAL STATEMENTS

The Company will bear the cost of solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. The Company’s directors, officers, and regular employees may solicit proxies personally, by telephone, or by any other lawful means without receiving additional compensation.

AN ANNUAL REPORT ON FORM 10-K CONTAINING THE COMPANY’S FINANCIAL STATEMENTS AT AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 IS BEING FURNISHED TO SHAREHOLDERS. THE FORM 10-K CONSTITUTES THE COMPANY’S ANNUAL DISCLOSURE STATEMENT. COPIES OF ALL OF THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE AT THE COMMISSION’S WEB SITE (www.sec.gov), ON THE COMPANY’S WEBSITE, www.bcb.bank, AND ARE AVAILABLE WITHOUT CHARGE BY WRITING TO BCB BANCORP, INC. AT 595 AVENUE C, BAYONNE, NEW JERSEY 07002, ATTENTION: CORPORATE SECRETARY.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Hogan
Chairman of the Board

Bayonne, New Jersey

March 17, 2023

Appendix A

BCB BANCORP, INC.

2023 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of the BCB Bancorp, Inc. 2023 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of BCB Bancorp, Inc. (the “Company”), and its Subsidiaries, including BCB Community Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The Plan also provides eligible Participants with an opportunity to acquire an ownership interest, or otherwise increase their ownership interest, in the Company as an incentive for them to remain in the service of the Company and the Bank. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable stockholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. Upon stockholder approval of this Plan, no further awards shall be granted under the BCB Bancorp, Inc. 2018 Equity Incentive Plan, and that plan shall remain in existence solely for the purpose of administering outstanding grants.

Section 1.2 Administration. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4 Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1 General. Any Award under the Plan may be granted singularly or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:

(a) Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b) Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c) Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(d) Performance Awards. A Performance Award means an Award under Section 2.5 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.5.

Section 2.2 Stock Options.

(a) Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; (iv) the Exercise Price; and (v) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b) Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant

(or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity.

(c) Method of Exercise. Subject to the other terms and conditions hereof, a Participant may exercise any Stock Option, to the extent such Stock Option is vested, by giving written notice of exercise to the Company, provided, however, that in no event shall a Stock Option be exercisable for a fractional share. The date of exercise of a Stock Option shall be the later of: (i) the date on which the Company receives such written notice; and (ii) the date on which the Participant pays the applicable Exercise Price pursuant to this Section 2.2(c). The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding, to the extent permitted under the Plan); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(d) Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Options which were granted under the Plan be bought back by the Company without stockholder approval.

Section 2.3 Restricted Stock.

(a) Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with BCB Bancorp, Inc. dated [Date], made pursuant to the terms of the BCB Bancorp, Inc. 2023 Equity Incentive Plan, copies of which are on file at the executive offices of BCB Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b) Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i) Dividends. No cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award (including Performance Awards) shall be paid to any Participant unless and until the Participant vests in such underlying Restricted Stock Award. Upon the vesting of a Restricted Stock Award, any cash dividends or distributions declared but not paid during the vesting period with respect to such Restricted Stock Award shall be paid to the Participant within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii) Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii) Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

(iv) The Committee may, in connection with the grant of Restricted Stock Awards, condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a). Regardless of whether Restricted Stock Awards are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

Section 2.4 Restricted Stock Units.

(a) Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b) Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i) A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii) The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii) Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, the applicable Award Agreement may provide that Dividend Equivalent Rights may be paid on Restricted Stock Units. In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

Section 2.5 Performance Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award may be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee. At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures.

(a) Performance Measures. The performance measures may be based on any one or more of the following:

(i) book value or tangible book value per share;

(ii) basic earnings per share;

(iii) basic cash earnings per share;

(iv) diluted earnings per share;

(v) diluted cash earnings per share;

(vi) return on equity;

(vii) net income or net income before taxes;

(viii) cash earnings;

(ix) net interest income;

(x) non-interest income;

(xi) non-interest expense to average assets ratio;

(xii) cash general and administrative expense to average assets ratio;

(xiii) efficiency ratio;

(xiv) cash efficiency ratio;

(xv) return on average assets;

(xvi) cash return on average assets;

(xvii) return on average stockholders’ equity;

(xviii) cash return on average stockholders’ equity;

(xix) return on average tangible stockholders’ equity;

(xx) cash return on average tangible stockholders’ equity;

(xxi) core earnings;

(xxii) operating income;

(xxiii) operating efficiency ratio;

(xxiv) net interest rate margin or net interest rate spread;

(xxv) growth in assets, loans, or deposits;

(xxvi) loan production volume;

(xxvii) non-performing loans;

(xxviii) cash flow;

(xxix) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxx) any other measure determined by the Committee; or

(xxxi) any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b) Adjustments. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.6 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award. Awards granted under the Plan shall be subject to the vesting schedule or conditions established at the time of grant by the Committee, and shall be specified in the Participant’s Award Agreement. All stock options awarded have a ten-year term to be exercised from the date of grant. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s Death, Disability, Retirement or

Involuntary Termination following a Change in Control). Notwithstanding anything to the contrary herein, except to the extent specified in Section 4.1(c), at least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award.

Section 2.7 Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8 Prohibition Against Option Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.

Section 2.9 Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment or severance agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a) Upon a Participant’s Termination of Service for any reason other than due to Disability, Death, Retirement or Termination of Service for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b) In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.

(c) Upon Termination of Service for reason of Disability, Death or Retirement, all unvested awards (e.g., unexercisable Stock Options, unvested Restricted Stock Awards and Restricted Stock Units) shall vest. Stock Options may be exercised over the remaining unexpired term of the Stock Options following Termination of Service due to Death, Disability, or Retirement; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d) Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e) Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 1,000,000 shares of Stock (the “Share Limit”). Subject to Section 3.2(b), shares of Stock may be issued up to such Share Limit number pursuant to any type or types of Award; provided, however, that no more than 1,000,000 shares of Stock may be delivered pursuant to the exercise of Stock Options that are granted as ISOs. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b) Computation of Shares Available. For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: (i) to the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan; (ii) shares of Stock issued pursuant to Restricted Stock Awards or Restricted Stock Units shall count against the Share Limit as two (2) shares of Stock for every one share of Stock issued in connection with the Award; and (iii) shares of Stock issued pursuant to the exercise of Stock Options shall count against the Share Limit as one (1) share of Stock for every one share of Stock to which such exercise relates. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Employees; Awards to Directors.

(a) Limitation on Grants to Employees. The maximum number of shares of Stock which may be granted during any calendar year to any one Employee pursuant to Section 3.2 shall not exceed 50,000 shares, all of which may be granted during any calendar year, provided, however, that such limitation shall be subject to adjustment as provided in Section 3.4.

(b) Awards to Directors. Subject to the limitations set forth in Section 3.2, a Director, during any calendar year, may be granted an Award of Stock Options, Restricted Stock, Restricted Stock Units or a combination of such Awards as determined solely in the discretion of the Committee, provided, however, that the aggregate grant date fair value of such Awards (computed as of the date of grant in accordance with the generally accepted accounting principles in the United States) shall not exceed $150,000 (each, an “Annual Award”). Notwithstanding the foregoing, the Committee shall have discretion to elect not to make an Annual Award to a Director.

Section 3.4 Corporate Transactions.

(a) General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units; and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted

Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control, or severance agreement entered into by and between the Company and/or the Bank and an Employee:

(a) At the time of an Involuntary Termination at or following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following such Involuntary Termination. To the extent not specified herein or in the Award Agreement, the Committee shall have the discretion to determine the treatment of outstanding unvested Awards, provided, however, that any such Awards will be deemed earned and shall vest if not assumed by a successor entity.

(b) At the time of an Involuntary Termination at or following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c) In the event of a Change in Control, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied at the “target” level as of the date of the Change in Control, unless the data supports and the Committee certifies, that the performance measures have been achieved at a higher level than target as of the effective date of the Change in Control, in which case, the Performance Award will vest at such higher level.

Section 4.2 Definition of Change in Control. For purposes of this Agreement, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a) Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b) Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d) Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, in the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the Exchange Act. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The administration of the Plan by the Committee shall be subject to the following:

(a) The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.6 (except to the extent permitted pursuant to Section 2.6 hereof), or accelerate the vesting requirements applicable to an Award as a result of a Change in Control (except to the extent permitted pursuant to Section 4.1 hereof).

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) The Committee will have the authority to define terms not otherwise defined herein.

(d) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

(f) The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC (the “Blackout Period”); and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a)  delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or

Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c) No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this paragraph (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6 Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such

Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee, a Participant shall have the right to direct the Company to satisfy the minimum amount (or an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor) required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding (or an amount up to a Participant’s highest marginal rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor). Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may request to the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements or up to such Participant’s highest marginal tax rate.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13 Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the

Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17 Forfeiture Events.

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

(b) If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or who is subject to clawback under Section 954 of the Dodd-Frank Act shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

Section 7.18 Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.

Section 7.19 Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b) “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d) “Board” means the Board of Directors of the Company.

(e) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i) “Committee” means the Committee acting under Article 5.

(j) “Director” means a member of the Board of Directors of the Company or a Subsidiary. A “Director Emeritus” shall mean a former member of the Board of Directors of the Company or a Subsidiary but who continues to be associated with the Company or a Subsidiary as an adviser.

(k) If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(l) “Disinterested Board Member” means a member of the Board who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(m) “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(n) “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o) “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(q) “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(r) “Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

(s) A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i) a material diminution in Participant’s base compensation;

(ii) a material diminution in Participant’s authority, duties or responsibilities;

(iii) a change in the geographic location at which Participant must perform his or her duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv) in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(t) “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(u) “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(v) “ISO” has the meaning ascribed to it in Section 2.1(a).

(w) “Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(x) “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(y) “Performance Award” has the meaning ascribed to it in Sections 2.1(d) and 2.5.

(z) “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(aa) “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(bb) “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(cc) “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment or service on or after the attainment of age 65. An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire. A non-employee Director who continues in Service as a Director Emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.

(dd) “SEC” means the United States Securities and Exchange Commission.

(ee) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff) “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a Director Emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(gg) “Stock” means the common stock of the Company, $0.01 par value per share.

(hh) “Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.

(ii) “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(jj) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a Director Emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii) The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv) Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v) With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a Director Emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director, Director Emeritus or advisory director.

(kk) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day mean Eastern Time;

(f) “including” means “including, but not limited to”;

(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States.

BCB BANCORP, INC.

VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by April 26, 2023 at 11:59 P.M., EST.

Online
Go to **www.investorvote.com/BCBP** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.investorvote.com/BCBP

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 4.

1. The election as Directors of all nominees listed below each to serve for a three-year term:

Nominee	For	Withhold
01 - Robert Ballance	☐	☐
02 - Ryan Blake	☐	☐
03 - James Rizzo	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03S2CB

IMPORTANT ANNUAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 27, 2023.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.edocumentview.com/BCBP

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — BCB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS
APRIL 27, 2023 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Ryan Blake, Chief Operating Officer and Corporate Secretary, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of BCB Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002 on April 27, 2023, at 10:00 a.m. eastern time. Ryan Blake, Chief Operating Officer and Corporate Secretary, is authorized to cast all votes to which the undersigned is entitled as follows:

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXY AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

The annual meeting may be postponed or adjourned for the purpose of soliciting additional proxies.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to our Corporate Secretary at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to our Corporate Secretary at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a notice of the annual meeting and a Proxy Statement dated March 17, 2023 and the Annual Report on Form 10-K with audited financial statements.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐